Exhibit 4.1
EXECUTION COPY
WESTMORELAND COAL COMPANY
and
WESTMORELAND PARTNERS
as Issuers,
the GUARANTORS named herein,
as Guarantors,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Note Collateral Agent
INDENTURE
Dated as of February 4, 2011
10.75% Senior Secured Notes due 2018

CROSS-REFERENCE TABLE

Trust Indenture Act	Indenture
Section	Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 12.02
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	12.03
(c)	12.03
313 (a)(1)	7.06
(a)(2)	7.06
(a)(3)	7.06
(a)(4)	7.06
(a)(8)	7.06
(b)(2)	7.06
(c)	7.06; 12.02
(d)	7.06
314 (a)	4.09; 4.21; 4.22; 12.02
(c)(1)	7.02; 12.04; 12.05
(c)(2)	7.02; 12.04; 12.05
(c)(3)	N.A.
(e)	12.05
(f)	N.A.
315 (a)	7.01(b)
(b)	7.05
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316 (a)(last sentence)	2.09
(a)(1)(A)	6.02
(a)(1)(B)	6.04
(a)(2)	9.02
(c)	9.04
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	12.01
(c)	12.01

N.A.	means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

Schedule 4.05	—	Insurance
Schedule 4.19	—	Real Property

Exhibit A	—	Form of Notes and Exchange Notes
Exhibit B	—	Form of Legends
Exhibit C	—	Form of Notation of Guarantee and Exchange Guarantee
Exhibit D	—	Form of Regulation S Certificate
Exhibit E	—	Form of Rule 144A Certificate
Exhibit F	—	Form of Institutional Accredited Investor Certificate
Exhibit G	—	Form of Certificate of Beneficial Ownership

INDENTURE dated as of February 4, 2011 among WESTMORELAND COAL COMPANY, a Delaware corporation, and its successors, but not any of its subsidiaries (the “Issuer”), WESTMORELAND PARTNERS, a Virginia partnership and an indirect Wholly Owned Subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), and each of the Guarantors named herein and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee (in such capacity, the “Trustee”) and as the collateral agent (in such capacity, the “Note Collateral Agent”). The terms of the Notes include those set forth in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act.
The Issuers have duly authorized the creation of the Initial Notes on the Issue Date and, thereafter, Additional Notes (which such Additional Notes may have a different issue date, issue price and first interest payment date than the Initial Notes), and to provide therefor, the Issuers have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuers and authenticated and delivered hereunder, the valid and binding obligations of the Issuers and to make this Indenture a valid and binding agreement of the Issuers have been done.
Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions.
Set forth below are certain defined terms used in this Indenture.
“Absaloka” means Absaloka Coal LLC.
“Absaloka Collateral” means any assets owned by Absaloka.
“acceleration declaration” has the meaning assigned to that term in Section 6.02.
“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Issuer, the Co-Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer, the Co-Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer, the Co-Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer, the Co-Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person.

“Additional Interest” has the meaning set forth in the Registration Rights Agreement or as set forth in Section 4.28 with respect to any Rights Offering; the Issuer shall promptly notify the Trustee of such Additional Interest as set forth in the Registration Rights Agreement or Section 4.28, as applicable, and any other registration rights agreement.
“Additional Notes” means additional Notes issued under this Indenture having identical terms and conditions to the Notes issued on the Issue Date, except for issue date, issue price and first interest payment date, in an unlimited aggregate principal amount, subject to compliance with Section 4.10 and Section 4.12; provided, that the Co-Issuer shall not be permitted to issue Additional Notes independently of the Issuer.
“Administrative Agent” has the meaning assigned to that term in Section 9.07.
“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referenced Person. For purposes of Section 4.15, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referenced Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Affiliate Transaction” has the meaning assigned to that term in Section 4.15(a).
“Agent Members” has the meaning assigned to that term in Section 2.01(d)(ii).
“Agents” means, collectively, the Note Collateral Agent and (if any) the Revolving Collateral Agent.
“Alternate Offer” has the meaning assigned to that term in Section 4.09.
“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.
“Amended and Restated WML Credit Agreement” means the Amended and Restated Credit Agreement by and among Westmoreland Mining LLC, the guarantors party thereto, the banks party thereto and PNC Bank, National Association, as agent, dated as of June 26, 2008.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.
“asset” means any asset or property.
“Asset Acquisition” means
(1) an Investment by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer, or
(2) the acquisition by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.
“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer, the Co-Issuer or any Restricted Subsidiary to any Person (including by means of a Sale and Leaseback Transaction or a merger or consolidation or similar transaction and including any sale or issuance of the Equity Interest of any Restricted Subsidiary) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries of the Issuer; provided, that for purposes of this definition, the term “Asset Sale” shall not include:
(1) transfers of cash or Cash Equivalents;
(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 4.09 and Section 5.01;
(3) Permitted Investments and Restricted Payments permitted under Section 4.11;
(4) the creation of or realization on any Permitted Lien;
(5) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.5 million;
(6) a transfer of assets between or among any of the Issuer, the Co-Issuer and any of the Guarantors, a transfer of assets between any Restricted Subsidiaries that are not Guarantors and a transfer of assets by a Restricted Subsidiary that is not a guarantor to the Issuer, the Co-Issuer or any Guarantor;

(7) an issuance or sale of Equity Interests by a Guarantor to the Issuer, the Co-Issuer or to another Guarantor or an issuance or sale of Equity Interests by a Restricted Subsidiary that is not a Guarantor to the Issuer, the Co-Issuer or any Restricted Subsidiary;
(8) a disposition of inventory in the ordinary course of business;
(9) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer, the Co-Issuer and the Restricted Subsidiaries of the Issuer and that is disposed of in each case in the ordinary course of business;
(10) dispositions of past due accounts and notes receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;
(11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Issuer, the Co-Issuer and its Restricted Subsidiaries;
(12) a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and
(13) trades of coal properties of equivalent value in the ordinary course of business.
“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
“Authentication Order” has the meaning assigned to that term in Section 2.02.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“bankruptcy law” means the Bankruptcy Code or any similar federal, foreign or state law for the relief of debtors.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.
“Capital Lease” means, with respect to any Person, a lease required to be capitalized for financial reporting purposes on the balance sheet of such Person in conformity with GAAP.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capital Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means:
(1) obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) or obligations of state or local governments rated not lower than AAA/Aaa by S&P or Moody’s maturing no later than twelve months from the date of acquisition;
(2) time deposits and certificates of deposit or acceptances with a maturity of 360 days or less of any financial institution having combined capital and surplus and undivided profits of not less than $500.0 million whose obligations are rated A- or the equivalent or better by S&P or A3 or better by Moody’s on the date of acquisition;
(3) commercial paper maturing no more than 180 days (or 270 days in the case of WML or its Subsidiaries) from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;
(4) repurchase obligations for underlying securities of the types described in clause (1) above entered into with any financial institution meeting the specifications of clause (2) above; provided, that for any Person other than WML and its Subsidiaries, such obligations may not have a term of more than seven days;
(5) demand deposit accounts maintained in the ordinary course of business; and
(6) investments in money market or other mutual funds 95% of whose assets comprise securities of the types described in clauses (1) through (5) above.

“Cash Management Obligations” means, with respect to any Person, the obligations of such Person in connection with (a) credit cards or stored value cards or (b) treasury, depository or cash management or related services, including (i) the automated clearinghouse transfer of funds or overdrafts or (ii) controlled disbursement services.
“Certificated Note” has the meaning assigned to that term in Section 2.01(c).
“Change of Control” means:
(1) the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer or the merger of any Person with or into a Subsidiary of the Issuer if Equity Interests of the Issuer are issued in connection therewith, or the sale of all or substantially all the assets of the Issuer and Guarantors, taken as a whole, to another Person, unless holders of a majority of the aggregate voting power of the Voting Stock of the Issuer, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person;
(2) any person or group of persons (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC) of capital stock or other securities of the Issuer which are entitled to cast more than 40% of the total votes which may be cast in an election of directors of the Issuer;
(3) a majority of the board of directors of the Issuer shall be comprised of persons other than individuals who were directors of the Issuer one year prior to such time together with any individuals who were nominated for election as directors of the Issuer by individuals who were directors of the Issuer who, at the time of such individuals’ nominations, had been directors of the Issuer for at least one year;
(4) there is any change in the persons (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) who are direct owners of an equity interest in WML or certain of its Subsidiaries identified in the WML Credit Agreements;
(5) the execution by the Issuer, Co-Issuer or any of its Subsidiaries or Affiliates, or WML or any of its Subsidiaries or Affiliates, of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in an event described in clauses (2), (3) or (4) above; or the execution of any written agreement which, when fully performed by the parties thereto, would result in an event described in such clauses; or
(6) the adoption of a plan relating to the liquidation or dissolution of the Issuer.

“Change of Control Offer” has the meaning assigned to that term in Section 4.09.
“Change of Control Payment Date” has the meaning assigned to that term in Section 4.09.
“Change of Control Purchase Price” has the meaning assigned to that term in Section 4.09.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means collectively Note Collateral and (if any) Revolving Facility First-Priority Collateral.
“Consolidated Adjusted Working Capital” means at any date the excess of (i) Consolidated Current Assets (excluding (A) cash and Cash Equivalents classified as such in accordance with GAAP and (B) deferred taxes calculated in accordance with GAAP) over (ii) Consolidated Current Liabilities (excluding deferred taxes calculated in accordance with GAAP).
“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Asset Reclamation Accretion Expense” for any period means the accretion expense associated with asset reclamation obligations of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Capital Expenditures” means for any period the aggregate amount of all expenditures (whether paid in cash or other consideration or accrued as a liability) that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures of the Issuer and its consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Issuer and its consolidated Subsidiaries for such period (including the amount of assets leased under any capital lease and any mine reserve acquisitions), but excluding (to the extent that they would otherwise be included) (i) any such expenditures made for the replacement or restoration of assets in amounts not exceeding the aggregate amount of insurance proceeds or casualty or condemnation proceeds with respect to the asset or assets being replaced or restored, (ii) any such expenditures financed with the proceeds of Indebtedness, equity issuances or other proceeds that would not be included in Consolidated EBITDA and (iii) capitalized interest.
“Consolidated Current Assets” means at any date the consolidated current assets of the Issuer and its consolidated Subsidiaries determined as of such date in accordance with GAAP, including accounts receivable, inventory and for purposes of this definition whether or not treated as a current asset in accordance with GAAP, restricted investments and bond collateral, reclamation deposits and advanced coal royalties.

“Consolidated Current Liabilities” means at any date the consolidated current liabilities of the Issuer and its consolidated Subsidiaries determined as of such date in accordance with GAAP, including the amount of any accounts payable, accrued expenses and any Investments made during such period to purchase performance and surety bonds for permitting purposes or reclamation.
“Consolidated Depreciation and Depletion Expense” for any period means the depreciation and depletion expense of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” for any period means, without duplication, the sum of the amounts for such period of
(1) Consolidated Net Income, plus
(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to the Co-Issuer or any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by the Co-Issuer or such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to the Co-Issuer or such Restricted Subsidiary or its stockholders,
(a) Consolidated Income Tax Expense (other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary gains or losses and, without duplication, permitted tax distributions,
(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),
(c) Consolidated Asset Reclamation Accretion Expense,
(d) Consolidated Depreciation and Depletion Expense (but only to the extent not included in Consolidated Interest Expense),
(e) Consolidated Interest Expense,
(f) all other non-cash items reducing Consolidated Net Income (including without limitation non-cash write-offs of goodwill, intangibles and long-lived assets, but excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

(g) costs and expenses incurred in connection with the Transactions, in each case determined on a consolidated basis in accordance with GAAP, minus
(3) the aggregate amount of all non-cash items, determined on a consolidated basis in accordance with GAAP, to the extent such items increased Consolidated Net Income (other than the accrual of revenue, recording of receivables or the reversal of reserves in the ordinary course of business) for such period.
“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer, the Co-Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,
(1) imputed interest on Capital Lease Obligations and Attributable Indebtedness,
(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,
(3) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses but excluding amortization of deferred financing charges incurred in respect of the Notes,
(4) the interest portion of any deferred payment obligations,
(5) all other non-cash interest expense,
(6) consolidated capitalized interest,
(7) the product of (a) all cash and non-cash dividends paid, declared, accrued or accumulated on any series of Disqualified Equity Interests or any Preferred Stock of the Issuer, the Co-Issuer or any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer, the Co-Issuer or a Wholly Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of the Issuer, the Co-Issuer and the Restricted Subsidiaries, expressed as a decimal,
(8) all interest payable with respect to discontinued operations, and

(9) all interest on any Indebtedness of any other Person guaranteed by the Issuer, the Co-Issuer or any Restricted Subsidiary; provided, that to the extent directly related to the issuance of the Notes, amortization of debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded. Consolidated Interest Expense shall be calculated after giving effect to Hedging Obligations (including associated costs) described in clause (1) of the definition of “Hedging Obligations,” but excluding unrealized gains and losses with respect to Hedging Obligations.
“Consolidated Net Income” for any period means the net income (or loss) of the Issuer, the Co-Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that there shall be excluded from the calculation of Consolidated Net Income (to the extent otherwise included therein), without duplication:
(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer, the Co-Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer, the Co-Issuer or any of its Restricted Subsidiaries during such period;
(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer, the Co-Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer, the Co-Issuer or any Restricted Subsidiary;
(3) the net income of any Restricted Subsidiary and Co-Issuer during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary and Co-Issuer of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income; provided, that the net income of WML and its Subsidiaries shall not be excluded pursuant to this clause (3) to the extent that the declaration or payment of dividends or similar distributions or payments is not permitted pursuant to provisions in the WML Credit Agreements that limit dividends, distributions or fee payments from WML to the Issuer (it being understood that this proviso shall apply only to such provisions of the WML Credit Agreements and not to any other limitations or restrictions otherwise applicable);
(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer, the Co-Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, or the sale or disposition of any Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary or (b) any Asset Sale (without regard to the $2.50 million limitation set forth in clause (5) of the definition thereof) by the Issuer, the Co-Issuer or any Restricted Subsidiary;
(6) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;
(7) unrealized gains and losses with respect to Hedging Obligations;
(8) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), realized by the Issuer, the Co-Issuer or any Restricted Subsidiary during such period;
(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, deferred financing costs, inventory, long-lived assets, investments in debt and equity securities in connection with any past or future acquisition, merger, consolidation or similar transaction (excluding any non-cash items to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reserved or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;
(10) effects of adjustments (including the effects of such adjustments pushed down to the Issuer, the Co-Issuer and Restricted Subsidiaries) in Issuer’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of purchase accounting, as the case may be, in relation to any consummated transaction or the amortization or write-off of any amounts thereof, net of taxes; provided, that this clause (10) shall not include the recognition of ROVA deferred revenue for any period subsequent to the Issue Date; and
(11) cumulative effect of a change in accounting principle(s) during such period.
For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided, that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

Notwithstanding the foregoing, for the purposes of Section 4.11 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Issuer, the Co-Issuer or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.11(a)(3)(D) or decrease the amount of Investments outstanding pursuant to the paragraph following clause (18) of the definition of “Permitted Investments.”
“Consolidated Total Indebtedness” means, at any date of determination, an amount equal to the sum, without duplication, of the aggregate amount of all outstanding Indebtedness of the Issuer, the Co-Issuer and its Restricted Subsidiaries.
“Controlling Secured Parties” means at least a majority in aggregate principal amount of the Holders of the Notes then outstanding.
“Corporate Trust Office” means the corporate trust office of the Trustee located at 201 Main Street, Suite 301, Fort Worth, TX, 76102, Attention: Corporate Trust Administration, or such other office, designated by the Trustee by written notice to the Issuers, at which at any particular time its corporate trust business shall be administered.
“Covenant Defeasance” has the meaning assigned to that term in Section 8.02(c).
“Coverage Ratio Exception” has the meaning assigned to that term in Section 4.10(a).
“Co-Issuer” has the meaning assigned to that term in the Preamble.
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any applicable bankruptcy law.
“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.
“Denominated Currency” has the meaning assigned to that term in Section 11.07.
“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
“Designated Preferred Stock” means Preferred Stock of the Issuer (other than in the form of Disqualified Equity Interests) that is issued for cash (other than to the Co-Issuer or a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate on the issuance date thereof.

“Designation” has the meaning assigned to that term in Section 4.22(a).
“Designation Amount” has the meaning assigned to that term in Section 4.22(a)(2).
“DIP Financing” has the meaning assigned to that term in Section 9.07.
“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or asset sale occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under Section 4.09 and Section 4.13, respectively, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under Section 4.09 and Section 4.13, respectively.
“Distribution Compliance Period” means, with respect to any Notes, the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Notes.
“Environment” means ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, or as otherwise defined in any Environmental Law.
“Environmental Claim” has the meaning assigned to that term in Section 7.07.

“Environmental Law” means any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, and any and all Environmental Permits.
“Environmental Permit” means any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person (but excluding any debt security that is convertible into, or exchangeable for, common stock).
“Event of Default” has the meaning assigned to that term in Section 6.01.
“Event of Loss” means, with respect to any Collateral, whether in respect of a single event or a series of related events, any (1) loss, destruction or damage of such Collateral, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral or (3) settlement in lieu of clause (2) above.
“Excess Cash Flow” means for any period an amount equal to the excess of:
(1) the sum, without duplication, of:
(a) Consolidated EBITDA for such period plus
(b) the decrease, if any, in Consolidated Adjusted Working Capital from the first day to the last day of such period, plus
(c) the increase, if any, in deferred revenue liabilities (including both the current and non-current portion of such liabilities) from the first day to the last day of such period, plus
(d) the increase, if any, in amounts drawn by the Issuer or any of its consolidated Subsidiaries under any revolving credit facility from the first day to the last day of such period, over
(2) (the sum, without duplication, of:
(a) Consolidated Interest Expense for such period paid in cash,

(b) Consolidated Income Tax Expense actually paid by the Issuer on a consolidated basis during such period in respect of any period ending on or after the Issue Date,
(c) the increase, if any, in Consolidated Adjusted Working Capital from the first day to the last day of such period,
(d) the decrease, if any, in deferred revenue liabilities (including both the current and non-current portion of such liabilities) from the first day to the last day of such period,
(e) the aggregate amount of any permitted optional redemptions of Notes during such period under Section 5 and Section 6 of the Notes,
(f) cash payments made during such period in respect of Consolidated Capital Expenditures,
(g) consolidated cash payments (or repayments) in respect of outstanding Indebtedness (excluding any Indebtedness outstanding under any revolving credit facility) of the Issuer or any of its consolidated Subsidiaries, including principal payments in respect of capital leases and payments of any make-whole amounts, actually paid by the Issuer or any of its consolidated Subsidiaries during such period,
(h) consolidated cash payments or repayments (whether or not resulting in a permanent commitment reduction) made in respect of outstanding Indebtedness of the Issuer or any of its consolidated Subsidiaries under any revolving credit facility, actually paid by the Issuer or any of its consolidated Subsidiaries during such period,
(i) consolidated cash payments made by the Issuer or any of its consolidated Subsidiaries during such period related to post-retirement medical and heritage costs, in excess of amounts included in Consolidated EBITDA,
(j) consolidated cash payments made by the Issuer or any of its consolidated Subsidiaries during such period related to pension plans, in excess of amounts included in Consolidated EBITDA,
(k) consolidated cash payments made by the Issuer or any of its consolidated Subsidiaries during such period related to asset reclamation,
(l) cash amounts contributed by the Issuer or any of its consolidated Subsidiaries to fund the WML debt service reserve account during such period; provided, that such amounts shall not exceed the minimum amounts required to fund such reserve account, and
(m) cash payments made by the Issuer or any of its consolidated Subsidiaries to fund the WML working capital reserve account during such period; provided, that such amounts shall not exceed the minimum amounts required to fund such reserve account.

“Excess Cash Flow Amount” means, as of the date of determination, an aggregate amount equal to 75% of the Excess Cash Flow for such prior fiscal year. For example, if the date of determination is April 30, 2012, Excess Cash Flow shall be calculated for the fiscal year ended December 31, 2011.
“Excess Cash Flow Offer” has the meaning assigned to that term in Section 4.14.
“Excess Cash Flow Offer Deficiency” has the meaning assigned to that term in Section 4.14.
“Excess Cash Flow Offered Price” has the meaning assigned to that term in Section 4.14.
“Excess Cash Flow Payment Amount” has the meaning assigned to that term in Section 4.14.
“Excess Cash Flow Payment Date” has the meaning assigned to that term in Section 4.14.
“Excess Loss Proceeds” has the meaning assigned to that term in Section 4.27(c).
“Excess Proceeds” has the meaning assigned to that term in Section 4.13(d).
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.
“Exchange Global Notes” has the meaning assigned to that term in Section 2.01(c)(i).
“Exchange Notes” means any notes issued pursuant to the Registration Rights Agreement in exchange for the Notes issued on the Issue Date or in exchange for any Additional Notes.
“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Excluded Property” means (A) shares of any first-tier Subsidiary of the Issuer that is a “controlled foreign corporation” (as defined in Section 957(a) of the Code) in excess of 66% of all of the issued and outstanding Equity Interests in such Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2)) and (B) any right, title or interest in any permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment held by the Issuer, the Co-Issuer or any Subsidiary Guarantor or to which any of the Issuer, the Co-Issuer or any Subsidiary Guarantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that the creation of a security interest would, under the terms of such permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment, or as a matter of law, result in a breach of the terms of, or constitute a default under, any permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment held by the Issuer, the Co-Issuer or any Subsidiary Guarantor or to which any of the Issuer, the Co-Issuer or any Subsidiary Guarantor is a party or render void the security interest therein (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions); provided, that immediately upon (x) any such Subsidiary described in (A) not being a “controlled foreign corporation” or (y) the ineffectiveness, lapse or termination of any such provision or upon obtaining a required consent to cure any potential breach, such right, title or interest in such permit, lease, capital lease, license, contract, agreement, account receivable, inventory or equipment shall cease to be an “Excluded Property.” For the avoidance of doubt, “Excluded Property” shall not include any right to receive any payment of money or the proceeds, substitutions or replacements of any Excluded Property (unless such proceeds, substitutions or replacements would constitute an Excluded Property).
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.
“First Lien Collateral” means substantially all of the tangible and intangible assets of the Issuer, the Co-Issuer and the Subsidiary Guarantors (whether now owned or hereinafter arising or acquired) pursuant to one or more First Lien Security Documents and, with respect to assets consisting of Real Property and fixtures (whether now owned or hereinafter arising or acquired) pursuant to mortgages, deeds of trust, or deeds to secure debt.
“First Lien Security Documents” means any security document among the Issuer, the Co-Issuer, the Subsidiary Guarantors, Absaloka and the Note Collateral Agent granting or evidencing a first-priority security interest in or Liens on any assets of such Person to secure the Obligations under this Indenture, the Notes and the Note Guarantees, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the Four-Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated EBITDA and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:
(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock or Disqualified Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock or Disqualified Equity Interests (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and
(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer, the Co-Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated EBITDA associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption of liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period; provided, that with respect to any Asset Sale, in the case of Consolidated Interest Expense, only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the Issuer, the Co-Issuer or any Restricted Subsidiary following the Transaction Date.
If the Issuer, the Co-Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer, the Co-Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.
In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Fixed Charge Coverage Ratio:
(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;
(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act and shall include, for the avoidance of doubt, synergies, operating expense reductions and other cost savings to the extent allowable, calculated in accordance with Article 11 of Regulation S-X under the Securities Act.
“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.
“Four-Quarter Period” with respect to any Person means the most recent four consecutive full fiscal quarters for which internal financial statements are available at such Person.
“Funding Guarantor” has the meaning assigned to that term in Section 10.02.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date (without giving effect to Accounting Standards Codification Topic 825-10-25, “The Fair Value Option”).
“Global Notes” has the meaning assigned to that term in Section 2.01(c)(iv).
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial, tribal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or the Organization for Economic Cooperation and Development).

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.
“Guarantee Obligations” has the meaning assigned to that term in Section 11.01.
“Guarantors” means the Subsidiary Guarantors, and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture.
“Hazardous Materials” has the meaning assigned to that term in Section 7.07.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement, (2) agreements or arrangements relating to, or designed to protect such Person against, fluctuations in foreign currency exchange rates, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.
“Holder” means any registered holder, from time to time, of the Notes.
“Holder Buy-out Right” has the meaning assigned to that term in Section 9.07.
“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.
“Indebtedness” means, with respect to any specified Person:
(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments other than obligations in respect of asset reclamation obligations;
(3) all letters of credit or reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;
(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables, pension and other retirement related benefits and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;
(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;
(6) all Capital Lease Obligations of such Person;
(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;
(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, that Indebtedness of the Issuer, the Co-Issuer or its Subsidiaries that is guaranteed by the Issuer, the Co-Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer, the Co-Issuer and its Subsidiaries on a consolidated basis;
(9) all Attributable Indebtedness;
(10) all Preferred Stock of such Person;
(11) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and
(12) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person;
if and to the extent any of the preceding items (other than letters of credit, Attributable Indebtedness and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.
“Initial Notes” means an issue of 10.75% Senior Secured Notes due 2018 issued on the Issue Date.
“Initial Purchaser” means Gleacher & Company Securities, Inc. and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes issued on the Issue Date.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Institutional Accredited Investor Certificate” means the form of Institutional Accredited Investor Certificate set forth in Exhibit F.
“Insurance Policies” means the insurance policies and coverages required to be maintained by each Issuer and Guarantor which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 4.05 and all renewals and extensions thereof.
“Insurance Requirements” means, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Issuer and Guarantor which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.
“Intercreditor Agreement” has the meaning assigned to that term in Section 9.07.

“interest” means, with respect to the Notes, interest on the Notes, and shall include, if applicable, Additional Interest payable upon the occurrence of a Registration Default under the Registration Rights Agreement or as provided in Section 4.28 with respect to any Rights Offering.
“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.
“Investments” of any Person means:
(1) all direct or indirect investments by such Person in any other Person in the form of joint ventures, loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;
(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);
(3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and
(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.
Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.22. If the Issuer, the Co-Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined in good faith by the Board of Directors. The acquisition by the Issuer, the Co-Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer, the Co-Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person.
“Issue Date” means the date on which the Notes are originally issued.
“Issuer” has the meaning assigned to that term in the Preamble.
“Issuers” has the meaning assigned to that term in the Preamble.

“Legal Defeasance” has the meaning assigned to that term in Section 8.02(b).
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).
“Liquidated Damages” has the meaning set forth in the Registration Rights Agreement.
“Loss Proceeds Offer” has the meaning assigned to that term in Section 4.27(c).
“Material Adverse Effect” means any event or condition that would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Issuer and its Restricted Subsidiaries taken as a whole.
“Maturity Date” means February 1, 2018.
“Mineral Consents” means the written consent of each of (i) the Crow Tribe of Indians of the Crow Reservation and (ii) the United States Department of the Interior, to permit a Lien on any interest in mineral rights related to WRI’s and/or Absaloka’s mining operations in Big Horn County, Montana in favor of the Note Collateral Agent for the benefit of the Trustee and the Holders of the Notes.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Mortgage” means any mortgage or deed of trust to secure debt with respect to Real Property owned in fee simple by the Issuer, Co-Issuer, any Guarantor or Absaloka (or Real Property which is the subject of the Mineral Consents) in form and substance reasonably satisfactory to the Note Collateral Agent, including any assignment of leases and rents, security agreement and fixture filing relating thereto, entered into by the Issuer, the Co-Issuer or any Subsidiary Guarantor or Absaloka in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of Notes.
“Mortgage Policies” has the meaning assigned to that term in Section 4.20(c)(1)(A).
“Mortgaged Property” means any fee interest in Real Property which is owned on the Issue Date by the Issuer, the Co-Issuer or a Subsidiary Guarantor and identified in Schedule 4.20 or any fee interest in Real Property acquired after the Issue Date by the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka (or Real Property which is the subject of the Mineral Consents) or that otherwise secures the Notes and Note Guarantees, but shall not, in each case, include Excluded Property.

“Net Assets” of a Guarantor at any date means the amount by which the fair value of the properties and assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Note Guarantee, of such Guarantor at such date.
“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, net of:
(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;
(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);
(3) amounts required to be paid to any Person (other than the Issuer, the Co-Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or to repay Indebtedness outstanding at the time of the Asset Sale that is secured by a Lien on the property or assets sold; and
(4) appropriate amounts to be provided by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.
“Net Loss Proceeds” means, with respect to any Event of Loss, the aggregate proceeds in the form of cash or Cash Equivalents including, without limitation, insurance proceeds from condemnation awards or damages awarded by any judgment, in each case received by the Issuer, the Co-Issuer or any of its Restricted Subsidiaries from such Event of Loss, net of:
(1) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including without limitation legal, accounting, appraisal or insurance adjuster fees);

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;
(3) any repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss;
(4) amounts required to be paid to any Person (other than the Issuer, the Co-Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Event of Loss; and
(5) appropriate amounts to be provided by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Event of Loss and retained by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, after such Event of Loss, including, without limitation, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Event of Loss.
“Net Proceeds Deficiency” has the meaning assigned to that term in Section 4.13(f).
“Net Proceeds Offer” has the meaning assigned to that term in Section 4.13(e)(1).
“Net Proceeds Payment Date” has the meaning assigned to that term in Section 4.13(h)(2).
“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:
(1) as to which none of the Issuer, the Co-Issuer or any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer, the Co-Issuer or any Restricted Subsidiary.
“Non-U.S. Person” means any Person other than a U.S. Person as defined in Regulation S.

“Note Collateral” means, collectively, the Absaloka Collateral, the First Lien Collateral, the Note Second Lien Collateral (but only in the event that a Revolving Credit Facility is entered into), the WML Payments Collateral, the WRM Collateral and, upon the WML Repayment Date, the WML Collateral, in each case subject to Permitted Liens and the exclusion of Excluded Property.
“Note Collateral Agent” has the meaning assigned to that term in the Preamble.
“Note First-Priority Liens” means the Liens on the Note Collateral created in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, subject solely to Permitted Liens; provided that, in the event the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka enter into a Revolving Credit Facility secured by Revolving Credit Facility First-Priority Liens, the Note First-Priority Liens will, pursuant to the terms of an Intercreditor Agreement, become a Note Second-Priority Lien on such Revolving Facility First-Priority Collateral. For the avoidance of doubt, on the WML Repayment Date, the WML Lien (if any) shall be deemed to be a “Note First-Priority Lien.”
“Note Guarantees” has the meaning assigned to that term in Section 11.01.
“Note Liens” means, collectively, the Note First-Priority Liens and (if a Revolving Credit Facility is entered into) the Note Second-Priority Liens.
“Note Second Lien Collateral” means the Revolving Facility First-Priority Collateral that is subject to a Note Second-Priority Lien.
“Note Second-Priority Liens” means the Liens on the Revolving Facility First-Priority Collateral created in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes, subject solely to Permitted Liens and Revolving Facility First-Priority Liens.
“Notes” means, collectively, the Initial Notes and Additional Notes treated as a single class of securities under this Indenture, as amended or supplemented from time to time in accordance with the terms of this Indenture; provided any such Additional Notes may have a different issue date, issue price and first interest payment date than the Notes issued on the Issue Date and shall be subject to compliance with Section 4.10 and Section 4.12.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Obligations” means any principal, premium, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offered Price” has the meaning assigned to that term in Section 4.13(e)(2).
“Offering Memorandum” means the offering memorandum of the Issuers dated February 1, 2011 relating to the Notes.
“Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.
“Officers’ Certificate” means a certificate signed in the name of the Issuer (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.
“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers, a Guarantor or the Trustee.
“Other Currency” has the meaning assigned to that term in Section 11.07.
“Pari Passu Indebtedness” means any Indebtedness of the Issuer, the Co-Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable, and is secured by a Lien on the Note Collateral that has the same priority as the Lien securing the Notes and the Note Guarantees.
“Pari Passu Indebtedness Price” has the meaning assigned to that term in Section 4.13(e)(2).
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Paying Agent” has the meaning assigned to that term in Section 2.03.
“Payment Amount” has the meaning assigned to that term in Section 4.13(e)(1).
“PCBs” has the meaning assigned to that term in Section 7.07.
“Permanent Regulation S Global Note” has the meaning assigned to that term in Section 2.01(c).
“Permitted Business” means the businesses engaged in by the Issuer, the Co-Issuer and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Collateral Liens” shall mean (a) in the case of Collateral other than Mortgaged Property and any pledged securities, Permitted Liens, (b) in the case of Mortgaged Property, “Permitted Collateral Liens” shall mean the Liens described in clauses (1), (2), (3), (5), (6), (10), (13), (14), (16), (18), (19), (20), (21) (insofar as it relates to Liens to secure Obligations in respect of Refinancing Indebtedness of Indebtedness secured by Liens referred to in clause (12), (15), (18), (19), (20), (27), (30) or (33) of the definition of “Permitted Liens”) and (22), (27), (29), (30), (32) and (33) of the definition of “Permitted Liens” and (c) in the case of Collateral consisting of pledged securities, shall mean the Liens described in clause (1), (3), (5), (8), (16), (17), (20), (21), (30), (32) and (33) of the definition of “Permitted Liens.”
“Permitted Indebtedness” has the meaning assigned to that term in Section 4.10(b).
“Permitted Investment” means:
(1) (a) Investments by the Issuer, the Co-Issuer or any Restricted Subsidiary in (i) the Issuer, any Guarantor or the Co-Issuer or (ii) in any Person that is or will become immediately after such Investment a Restricted Subsidiary and a Guarantor or that will merge or consolidate into the Issuer, the Co-Issuer or a Guarantor, including any Investment of such Person not made in contemplation of such transaction and (b) Investments by any Restricted Subsidiary that is not a Guarantor in (i) any Restricted Subsidiary or (ii) any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer, the Co-Issuer or a Restricted Subsidiary, including any Investment of such Person not made in contemplation of such transaction;
(2) Investments in the Issuer by any Restricted Subsidiary or the Co-Issuer;
(3) Hedging Obligations incurred pursuant to Section 4.10(b)(4);
(4) cash and Cash Equivalents;
(5) receivables owing to the Issuer, the Co-Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer, the Co-Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;
(6) ordinary course trade credit, advances to customers, commissions, tranche and other similar advances to officers, directors and employees made in each case in the ordinary course of business;
(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8) Investments made by the Issuer, the Co-Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made (to the extent applicable) in compliance with Section 4.13(d);
(9) prepaid expenses, surety, reclamation and performance bonds and lease, tax, utilities, workers’ compensation, performance and similar deposits made in the ordinary course of business;
(10) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer, the Co-Issuer or any Restricted Subsidiary or in satisfaction of judgments;
(11) Investments, to the extent Qualified Equity Interests are used to make the Investment;
(12) Investments existing on the Issue Date and any modification, replacement, renewal or extension thereof; provided, that the amount of any such Investment may be increased (x) (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under this Indenture, or (y) with respect to Absaloka, as required to meet the requirements of the Internal Revenue Code;
(13) Investments represented by guarantees otherwise permitted to be made by this Indenture;
(14) Investments not to exceed the greater of (a) $1.0 million per any calendar year at WRM and (b) contributions required to maintain statutorily-defined minimum capitalization at WRM; provided, that such Investments are in the ordinary course of business, consistent with past practice and made on an arm’s length basis;
(15) Investments from the Issuer up to $1.0 million per any calendar year to Basin Resources Inc. and Westmoreland Power Inc. and Investments from the Issuer in an aggregate amount not to exceed $5,000 to Westmoreland Terminal Company, Eastern Coal & Coke Company, and Criterion Coal Company, in each case in connection with their respective dissolution;
(16) Investments made after the date hereof in Restricted Subsidiaries that are not Guarantors in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value);
(17) any Investment by Issuer, the Co-Issuer or a Restricted Subsidiary in a Permitted Business having an aggregative fair market value, taken together with all other Investments made pursuant to this clause (17) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $5.0 million;

(18) other Investments in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); provided, that no Investment made in reliance on clauses (17) and (18) shall be made in any Person that is the direct or indirect holder of a majority of the outstanding Equity Interests of the Issuer; and
(19) An Investment made by the Issuers in WML and its Subsidiaries with the proceeds of the issuance and sale of Additional Notes as permitted to be incurred under Section 4.10 and the other terms of the Indenture for the purpose of the concurrent refinancing of the WML Notes.
The amount of Investments outstanding at any time pursuant to clauses (16), (17) and (18) above shall be deemed to be reduced:
(a) upon the disposition or repayment of or return on any Investment made pursuant to clauses (16), (17) and (18) above, by an amount equal to the return of capital with respect to such Investment to the Issuer, the Co-Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes); and
(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clauses (16), (17) and (18) above.
“Permitted Liens” means the following types of Liens:
(1) Liens for taxes, assessments or governmental charges or claims, Liens otherwise existing under applicable law, or Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral or the WML Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits, in each case, that are either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer, Co-Issuer or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP and such proceedings have the effect of preventing forfeiture or sale of the property or assets subject to any such Lien;
(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, if adequate reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and such proceedings have the effect of preventing forfeiture or sale of the property or assets subject to any such Lien;

(3) pledges incurred, deposits made or bonds given in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, reclamation, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other ordinary course obligations (exclusive of obligations for the payment of borrowed money);
(4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;
(6) survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title that were not incurred in connection with Indebtedness and which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Issuer, the Co-Issuer and the Restricted Subsidiaries taken as a whole, including without limitation, encumbrances and exceptions to title expressly set forth as an exception to the policies of title insurance obtained to insure the lien of each Mortgage granted in connection with the Notes or the Revolving Credit Facility or the mortgages granted in connection with the WML Credit Agreements;
(7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;
(8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer, the Co-Issuer or any Restricted Subsidiary, including rights of offset and setoff;
(9) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer, the Co-Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(10) Liens on leases or subleases arising from the provisions of such lease and subleases and granted to others in the ordinary course of business that do not materially interfere with the ordinary course of business of the Issuer, Co-Issuer or any Restricted Subsidiary, and Liens on property leased under operating leases existing under the WML Credit Agreements;

(11) Liens arising from filing Uniform Commercial Code (or equivalent statutes) financing statements regarding operating leases entered into in the ordinary course of business;
(12) (a) Liens securing the Notes (other than any Additional Notes, except as otherwise provided in this clause (12)) and any Note Guarantee and (b) Liens securing Additional Notes to the extent such Liens secure Refinancing Indebtedness represented by Additional Notes and Note Guarantees of Indebtedness incurred under Section 4.10(b)1(b) and, with respect to WML Notes only, Section 4.10(b)(3);
(13) Liens in respect of royalty, production payment and other obligations under coal leases and similar agreements entered into in the ordinary course of business and to the extent such Liens do not secure any obligation for borrowed money;
(14) Liens in respect of supply, sales, surface use and other operational agreements entered into consistent with normal practices in the mining industry, in each case to the extent such agreements are entered into in the ordinary course of business and such Liens do not secure any obligation for borrowed money;
(15) (a) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date and (b) Liens with respect to the assets and common stock, and the products and proceeds thereof, of WML’s Subsidiary Texas Westmoreland Coal Co. in favor of NRG Texas Power LLC as contemplated by the WML Credit Agreements;
(16) Liens in favor of the Issuer, the Co-Issuer or a Guarantor;
(17) Liens securing Obligations in respect of Indebtedness under the Revolving Credit Facility, but only to the extent such Indebtedness is incurred in reliance on and outstanding under Section 4.10(b)(1)(a) and only for so long as the Liens securing such Obligations are subject to the Intercreditor Agreement;
(18) Liens securing Obligations in respect of Indebtedness under the Amended and Restated WML Credit Agreement, but only to the extent such Indebtedness is incurred in reliance on and outstanding under Section 4.10(b)(1)(b);
(19) Liens securing Purchase Money Indebtedness;
(20) Liens on assets or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time the Issuer, the Co-Issuer or the Restricted Subsidiary acquires the asset or shares including by merger or consolidation or otherwise; provided, that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Issuer or such acquisition and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Issuer, or is merged with or into or consolidated with the Issuer, the Co-Issuer or any Restricted Subsidiary of the Issuer or otherwise acquired;

(21) Liens to secure Obligations in respect of Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (12) (with respect to Notes and Additional Notes), (15) (other than with respect to the WML Notes), (17), (18), (20), (30) and (33) (but only to the extent any such Indebtedness secured by such Lien is permitted to be refinanced pursuant to Section 4.10); provided, that in each case:
(A) such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof); and
(B) the Indebtedness secured by such Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount plus accrued and unpaid interest, or, if greater, the committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(22) Liens to secure Attributable Indebtedness incurred pursuant to Section 4.17; provided, that any such Lien shall not extend to or cover any assets of the Issuer, the Co-Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;
(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(24) Liens incurred in the ordinary course of business of the Issuer, the Co-Issuer or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $5.0 million at any one time outstanding; provided, that such Lien shall in no event extend to any Mortgaged Property;
(25) Liens securing Hedging Obligations permitted to be incurred by Section 4.10(b)(4) so long as to the extent such Liens relate to Collateral they are subject to the Intercreditor Agreement;
(26) Liens to secure Obligations in respect of Cash Management Obligations permitted to be incurred by Section 4.10(b)(16) so long as to the extent such Liens relate to Collateral, they are subject to the Intercreditor Agreement;
(27) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness or other Obligations in compliance with this Indenture;

(28) licenses of intellectual property granted by the Issuer, the Co-Issuer or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Issuer, the Co-Issuer or the Restricted Subsidiaries;
(29) encumbrances or exceptions expressly permitted pursuant to the Mortgages;
(30) Liens securing Indebtedness permitted to be incurred by Section 4.10(b)(18);
(31) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, solely to the extent such Investment would have been permitted on the date of the creation of such Lien;
(32) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder; and
(33) Liens on Collateral in favor of an Agent for the benefit of the Holders or the Revolving Lenders relating to such Agent’s administrative expenses with respect to the Collateral; provided, however, that no consensual Liens shall be permitted to exist, directly or indirectly, on any Collateral, other than Permitted Collateral Liens and Liens granted pursuant to the Security Documents (including Mortgages), any First Lien Security Document or any Second Lien Security Document.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.
“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.
“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.
“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capital Lease Obligations, of the Issuer, the Co-Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer, the Co-Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or assets securing any letter of credit supporting the Issuer, the Co-Issuer or Restricted Subsidiary’s ability to pay such purchase price or, in the case of real property or fixtures, including additions and improvements, the real property (other than any Mortgaged Property) to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by the Issuer, the Co-Issuer or such Restricted Subsidiary or such installation, construction or improvement.
“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.
“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Person who is, prior to such issuance and sale, an Affiliate of the Issuer; provided, however, that cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a capital contribution immediately prior to such redemption.
“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.
“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and rights incidental to the ownership, lease or operation thereof.
“Record Date” means the applicable Record Date specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided, that this definition shall not apply for purposes of Section 5 or 6 of the Notes or Article Three of this Indenture.
“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Notes.
“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.
“Redesignation” has the meaning given to such term in Section 4.22(d).
“refinance” means to refinance, repay, prepay, replace, renew or refund.
“Refinancing Indebtedness” means Indebtedness of the Issuer, the Co-Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem, extend, refinance, renew, replace, defease or refund in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount (plus premium, if any) of the Refinanced Indebtedness so repaid or amended (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment plus costs and fees not to exceed the maximum commitment under such revolving credit facility or other agreement, less the amount of any permanent repayment and/or commitment reduction that was required thereunder at any time); provided, that:
(1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;
(2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;
(3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) at least 91 days after the maturity date of the Notes;
(4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(5) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured, and such security interest encumbering such assets is of the same priority as, or a lower priority than, the security interest that secured the Refinanced Indebtedness being repaid or amended.
“Registrar” has the meaning assigned to that term in Section 2.03.
“Registration Default” has the meaning set forth in the Registration Rights Agreement.
“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, to be executed on the Issue Date, among the Issuer, the Co-Issuer, the Guarantors and the Initial Purchaser set forth therein.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Certificate” means the form of Regulation S Certificate set forth in Exhibit D.
“Regulation S Global Note” has the meaning assigned to that term in Section 2.01(c).
“Regulation S Notes” has the meaning assigned to that term in Section 2.01(b).
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
“Required Filing Date” has the meaning assigned to that term in Section 4.21.
“Requirements of Law” means, collectively, any and all applicable requirements of any Governmental Authority including any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law.
“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” means a Global Note bearing the Restricted Notes Legend for all Restricted Notes in Exhibit B.
“Restricted Payment” means any of the following:
(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary, including, without limitation, any payment of any dividend or other distribution in connection with any merger or consolidation involving the Issuer (but not included in or part of merger consideration) but excluding (a) dividends or distributions payable solely in Qualified Equity Interests, (b) in the case of the Co-Issuer and Restricted Subsidiaries, dividends or distributions payable to the Issuer, the Co-Issuer or to a Guarantor, (c) in the case of Restricted Subsidiaries that are not Guarantors, dividends or distributions payable to the Issuer or to a Restricted Subsidiary that is not a Guarantor and (d) in the case of any dividend or distribution payable on or in respect of any class of series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, pro rata dividends or distributions to minority stockholders of such Restricted Subsidiary (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation in accordance with the organizational documents of such entities); provided, that the Issuer, the Co-Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities or in accordance with the organizational documents of such entities;
(2) the purchase, redemption or other acquisition or retirement of any Equity Interests of the Issuer, the Co-Issuer, any Restricted Subsidiary or any equity holder of the Issuer, including, without limitation, any purchase, redemption or other acquisition or retirement in connection with any merger or consolidation involving the Issuer (other than an exchange of stock as part of merger consideration in connection with a merger or consolidation) but excluding any such Equity Interests held by the Issuer, the Co-Issuer or any Restricted Subsidiary;
(3) any Investment other than a Permitted Investment; or
(4) any payment or redemption, repurchase, defeasance or other acquisition or retirement in each case prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, on or in respect of Subordinated Indebtedness.
“Restricted Payments Basket” has the meaning assigned to that term in Section 4.11(a)(3).
“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means any current or future Subsidiary of the Issuer other than an Unrestricted Subsidiary, including Absaloka. For the avoidance of doubt, on the date of this Indenture, WELLC and each Subsidiary of WELLC, WRI and each Subsidiary of WRI, Westmoreland Mining Services, Inc., WML and each Subsidiary of WML, WRM, Westmoreland Coal Sales Co., WCC Land Holding Company, Inc. and Westmoreland Power Inc. will be Restricted Subsidiaries unless and until designated as Unrestricted Subsidiaries.
“Revolving Buy-out Price” has the meaning assigned to that term in Section 9.07.
“Revolving Collateral Agent” has the meaning assigned to that term in Section 9.07.
“Revolving Credit Facility” means a revolving credit facility that may be entered into after the date of this Indenture and under which the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka, would be a borrower or guarantor, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, modified, refinanced, replaced or otherwise restructured, in whole or in part, from time to time. References herein to the “Revolving Credit Facility” shall only be deemed to mean such Revolving Credit Facility as fully executed.
“Revolving Credit Facility Obligations” means the indebtedness outstanding under the Revolving Credit Facility that is secured by a Permitted Lien described in clause (17) of the definition thereof, and all other obligations of the Issuer, the Co-Issuer, any Guarantor or Absaloka under the Revolving Credit Facility, all Cash Management Obligations permitted by this Indenture and secured by the collateral securing any Obligations under the Revolving Credit Facility, and all Hedging Obligations permitted by this Indenture and secured by the collateral securing any Obligations under the Revolving Credit Facility.
“Revolving Facility First-Priority Collateral” means substantially all of the accounts and inventory of the Issuer, the Co-Issuer, the Subsidiary Guarantors (whether now owned or hereinafter arising or acquired) and Absaloka (if it is a guarantor under the Revolving Credit Facility) and the proceeds and products thereof.
“Revolving Facility First-Priority Liens” means Liens on the Revolving Facility First-Priority Collateral securing any Revolving Credit Facility Obligations on a first-priority basis.
“Revolving Lender” has the meaning assigned to that term in Section 9.07.
“Rights Offering” has the meaning assigned to that term in Section 4.28.
“Rights Offering Deadline” has the meaning assigned to that term in Section 4.28.

“Rights Offering Registration Statement” has the meaning assigned to that term in Section 4.28.
“Rights Plan” means that certain amended and restated rights agreement entered into by the Issuer on February 7, 2003, as subsequently amended, and any successor plan.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Certificate” means the form of Rule 144A Certificate set forth in Exhibit E.
“Rule 144A Global Notes” has the meaning assigned to that term in Section 2.01(c).
“Rule 144A Notes” has the meaning assigned to that term in Section 2.01(b).
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.
“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Lien Security Document” means any security document by and among the Issuer, the Co-Issuer, the Subsidiary Guarantors, the Note Collateral Agent and the Revolving Collateral Agent granting or evidencing a second-priority security interest in or Liens on any assets of such Person to secure the Obligations under this Indenture, the Notes and the Note Guarantees, as each may be amended, restated, supplemented or otherwise modified from time to time.
“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security Documents” means collectively, the First Lien Security Documents and, if the Revolving Credit Facility is entered into, the Second Lien Security Documents.

“Senior Indebtedness” means
(1) all Indebtedness of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries outstanding under the Revolving Credit Facility and all Hedging Obligations with respect thereto;
(2) any other Indebtedness of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Note Guarantee; and
(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).
Notwithstanding anything to the contrary in the preceding sentence, Senior Indebtedness will not include:
(a) any intercompany Indebtedness of the Issuer, the Co-Issuer or any of the Restricted Subsidiaries to the Issuer or any of its Restricted Subsidiaries; or
(b) any Indebtedness that is incurred in violation of this Indenture.
For the avoidance of doubt, “Senior Indebtedness” will not include any trade payables or taxes owed or owing by the Issuer, the Co-Issuer or any Restricted Subsidiary.
“Series A Preferred Stock” means the Series A Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Issuer.
“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02(w)(1) or (2) of Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(8) or Section 6.01(9) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.
“Standstill Period” has the meaning assigned to that term in Section 9.07.
“Stated Maturity” means, with respect to any installment of interest or principal on any Indebtedness, the date on which such payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Issuer or the Co-Issuer, any Indebtedness of the Issuer or the Co-Issuer that is by its terms subordinated in right of payment to the Notes pursuant to a written agreement and (b) with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Note Guarantee of such Guarantor pursuant to a written agreement. For the purposes of the foregoing, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a lower priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.
“Subsidiary” means, with respect to any Person:
(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof);
provided, that Absaloka shall be considered a Subsidiary of the Issuer. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.
“Subsidiary Guarantors” means (i) WELLC, Westmoreland North Carolina Power LLC, WEI-Roanoke Valley, Inc., Westmoreland-Roanoke Valley, LP, WRI, WRI Partners, Westmoreland Mining Services, Inc., Westmoreland Coal Sales Co., WCC Land Holding Company, Inc. and Westmoreland Power Inc., (ii) each other domestic Subsidiary of WELLC and WRI as may be formed after the Issue Date and (iii) each other domestic Subsidiary of the Issuer, the Co-Issuer or a Guarantor that becomes a Restricted Subsidiary after the Issue Date.
“Successor” has the meaning assigned to that term in Section 5.01(a)(1)(B).
“Total Assets” means the total amount of all assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent internal balance sheet of the Issuer.
“Temporary Regulation S Global Notes” has the meaning assigned to that term in Section 2.01(c).

“Total Leverage Ratio” means the ratio, as of any date of determination, of (i) Consolidated Total Indebtedness of the Issuer, the Co-Issuer and the Restricted Subsidiaries as of such date to (ii) Consolidated EBITDA for the most recently ended four full fiscal quarters for which internal consolidated financial statements are available immediately preceding such date.
“Transactions” means (a) the entering into and initial borrowing, if any, under the Revolving Credit Facility, (b) the issuance of the Notes offered by the Offering Memorandum (including the grant of the security interests and Liens pursuant to the Security Documents) and issuance of Exchange Notes, (c) the repayment of the Issuer’s existing PIK senior secured convertible notes, (d) the repayment of WRI’s existing revolving credit facility and term loan, (e) the repayment of WELLC’s existing term loan, (f) redemption or repayment of the outstanding accrued dividends on the Issuer’s Series A Preferred Stock and (f) all transactions (including the payment of fees and expenses) related to any of the foregoing.
“Transfer Restricted Notes” means Notes that bear or are required to bear the legend set forth in clauses (ii), (iv) or (v) of Exhibit B hereto.
“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.
“Trustee” has the meaning assigned to that term in the Preamble.
“UCC” means the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Note Collateral Agent may otherwise determine).
“Unrestricted Subsidiary” means (1) Basin Resources Inc.; (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.22; and (3) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.
“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person (in the case of a partnership, the sole general partner or managing general partner of such Person) entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.
“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.
“WELLC” means Westmoreland Energy LLC.
“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).
“WML” means Westmoreland Mining LLC.
“WML Collateral” means all assets that secure Indebtedness under the WML Credit Agreements.
“WML Credit Agreements” means (A) the Amended and Restated WML Credit Agreement and (B) the WML Notes.
“WML Lien” means the Lien created in accordance with Section 4.19 hereof in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes on the WML Collateral that exists on the WML Repayment Date, subject to Permitted Liens and to the extent the WML Collateral does not constitute Excluded Property.
“WML Notes” means the Note Purchase Agreement regarding $125,000,000 8.02% Senior Guaranteed Secured Notes due March 31, 2018 among Westmoreland Mining LLC and each of the purchasers named in Schedule A thereto, dated as of June 26, 2008.
“WML Payments Collateral” means 100% of all management fees, dividends, and distributions paid by WML to the Issuer, subject to the prior Lien under the WML Credit Agreements and related WML Security Agreements, but only to the extent that such Lien affects such management fees, dividends, and distributions.

“WML Repayment Date” means the date on which all of the outstanding obligations under the WML Notes shall have been repaid in full or otherwise refinanced.
“WML Security Agreements” means that certain Security Agreement dated as of June 26, 2008, entered into between WML and certain of its Subsidiaries and U.S. Bank National Association, the Amended and Restated Security Agreement dated June 26, 2008 among WML and certain of its Subsidiaries and US Bank National Association, the Pledge Agreement dated June 26, 2008 among the Issuer, WML and US Bank National Association, and the Amended and Restated Pledge Agreement dated June 26, 2008 among Issuer, WML and US Bank National Association.
“WRI” means Westmoreland Resources Inc.
“WRM” means Westmoreland Risk Management Ltd.
“WRM Collateral” means all of the common shares of WRM held by the Issuer.
Section 1.02 Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:
“indenture securities” means the Notes.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Issuer, the Co-Issuer, any Guarantor or any other obligor on the Notes.
All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.
Section 1.03 Rules of Construction.
Unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;
(4) words in the singular include the plural, and words in the plural include the singular;
(5) provisions apply to successive events and transactions;
(6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(7) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”
ARTICLE TWO
THE NOTES
Section 2.01 Form and Dating.
(a) The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuers are subject. Each Note shall be dated the date of its authentication.
(b) The Notes are initially being offered and sold to QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A Notes”). The Notes are also being offered and sold to Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S Notes”). Except as set forth herein, the Notes will be issuable only in registered, global form in denominations of $2,000 or an integral multiple of $1,000 in excess thereof.
(c) (i) Rule 144A Notes initially will be issued in the form of one or more global Notes in registered form without interest coupons (collectively, “Rule 144A Global Notes”); and Regulation S Notes will be issued initially in the form of one or more global securities in registered form without interest coupons (collectively, the “Temporary Regulation S Global Notes”), in each case with the applicable restricted securities legend set forth in Exhibit B hereto. Exchange Notes will initially be issued in the form of one or more Global Notes in registered form without coupons (collectively, the “Exchange Global Notes”). Except as set forth in this Section 2.01(c), beneficial ownership interests in a Temporary Regulation S Global Note will be exchangeable for interests in a Rule 144A Global Note or a permanent Regulation S global note (the “Permanent Regulation S Global Note” and together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) or a definitive note in registered certificated form (a “Certificated Note”) only after the expiration of the Distribution Compliance Period and then only (i) upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for a Certificated Note, in compliance with the requirements described in Section 2.15. The Global Notes (as defined below) will be deposited upon issuance with the Trustee as custodian for the Depository, in New York, New York, and registered in the name of the Depository or its nominee, in each case for credit to an account of a direct or indirect participant in the Depository as described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below.
(ii) Beneficial interests in the Temporary Regulation S Global Note may be exchanged for beneficial interests in the Permanent Regulation S Global Note or the Rule 144A Global Note only after the expiration of the Distribution Compliance Period and then only if the transferor first delivers to the Trustee a written certificate (in form reasonably satisfactory to the Trustee) to the effect that such beneficial ownership interests in such Temporary Regulation S Note are owned by or being transferred to either non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act.
(iii) Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in form reasonably satisfactory to the Trustee) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).
(iv) The Rule 144A Global Note, the Temporary Regulation S Global Note, the Permanent Regulation S Global Note and the Exchange Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Each Global Note will bear the DTC Form of Legend in clause (i) on Exhibit B.
(d) Book-Entry Provisions. This Section 2.01(d) shall apply only to a Global Note deposited with or on behalf of the Depository.
(i) The Issuers shall execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

(ii) Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(e) Certificated Notes. Except as provided in this Section 2.01 or Section 2.15 or Section 2.16, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of Certificated Notes.
(f) (i) If the Issuers determine (upon the advice of counsel and such other certifications and evidence as the Issuers may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the restricted securities legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or
(ii) after a Restricted Global Note or a Restricted Certificated Notes is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Issuers shall instruct the Trustee to cancel the Restricted Global Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the restricted securities legend, and the Trustee will comply with such instruction.
(g) By its acceptance of any Note bearing the restricted securities legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the restricted securities legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

(h) The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(i) The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
Section 2.02 Execution, Authentication and Denomination; Additional Notes.
One Officer of each Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Issuer by manual or facsimile signature. One Officer of each Guarantor (who shall have been duly authorized by all requisite corporate actions) shall sign the Note Guarantee in the form of Exhibit C for such Guarantor by manual or facsimile signature.
If an Officer whose signature is on a Note or Note Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall authenticate the Initial Notes on the Issue Date in the aggregate principal amount of $150,000,000 upon a written order of the Issuer in the form of a certificate of any Officer of the Issuer (an “Authentication Order”). In addition, the Trustee shall authenticate Exchange Notes and Additional Notes upon a written order of the Issuer in the form of an Authentication Order. Each such Authentication Order shall specify (i) the amount of Notes to be authenticated (ii) the date on which the Notes are to be authenticated (which, in the case of Exchange Notes, shall be a like principal amount of Initial Notes or Additional Notes), (iii) whether the Notes are to be issued as Certificated Notes or Global Notes, (iv) whether the Notes are to be Rule 144A Notes, Regulation S Notes or Exchange Notes, (v) in the case of Exchange Notes, acknowledgment of an effective Registration Statement and (vi) such other information as the Trustee may reasonably request. In addition, such Authentication Order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

Section 2.03 Registrar and Paying Agent.
The Issuers shall maintain or cause to be maintained an office or agency in the Borough of Manhattan, New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain or cause to be maintained an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.09 and 4.13, neither the Issuers nor any Affiliate of the Issuers shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.
The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.
Section 2.04 Paying Agent To Hold Assets in Trust.
The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05 Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.
Section 2.06 Transfer and Exchange.
Subject to Section 2.15 and Section 2.16, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.
Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.
Section 2.07 Replacement Notes.
If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

Every replacement Note is an additional obligation of the Issuers and every replacement Note Guarantee shall constitute an additional obligation of the Guarantor thereof.
Section 2.08 Outstanding Notes.
Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuers, the Guarantors or any of their respective Affiliates hold the Note (subject to the provisions of Section 2.09).
If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
Section 2.09 Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.
Section 2.10 Temporary Notes.
Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

Section 2.11 Cancellation.
The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes they have paid or delivered to the Trustee for cancellation. If the Issuers or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.
Section 2.12 Defaulted Interest.
If the Issuers default in a payment of interest on the Notes, they shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.
Section 2.13 CUSIP Numbers, ISINs, etc.
The Issuers in issuing the Notes may use “CUSIP” numbers, “ISINs” and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes, and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and Common Code numbers.

Section 2.14 Deposit of Moneys.
Subject to Section 2 of the Notes, prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, Net Proceeds Payment Date and any date as to which a payment is to be made pursuant to Section 4.14 (the “Excess Cash Flow Payment Date”) the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, Net Proceeds Payment Date and Excess Cash Flow Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, Net Proceeds Payment Date and Excess Cash Flow Payment Date, as the case may be.
Section 2.15 Certificated Notes.
(a) A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.16 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuer within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depository or (iii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Notes in definitive form under this Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and the Depository identifies as being the beneficial owner of the related Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of the Depository in accordance with this Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to Exhibit B hereof, unless that legend is not required by applicable law.
(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.15 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.15 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Certificated Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Exhibit B hereof, bear the applicable restricted securities legend and definitive note legend set forth in Exhibit B hereto.

(c) Subject to the provisions of this Section 2.15, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d) In the event of the occurrence of one of the events specified in Section 2.15(a), the Issuer shall promptly make available to the Trustee a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons. In the event that the Certificated Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Certificated Note, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article Six of this Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Certificated Notes had been issued.
(e) By its acceptance of any Note bearing any legend in Exhibit B, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Exhibit B and agrees that it will transfer such Note only as provided in this Indenture and in such legend.
The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.02 or this Section 2.15. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
Section 2.16 Special Transfer Provisions.
(a) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(b) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.
(c) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
(d) Certificated Note to Certificated Note. If a Certificated Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.
(e) Restrictions on Transfer and Exchange.
(i) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Article II and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(ii) Subject to Section 2.16(c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
144A Global Note	144A Global Note	(1)
144A Global Note	Regulation S Global Note	(2)
144A Global Note	Certificated Note	(3)
Regulation S Global Note	144A Global Note	(4)
Regulation S Global Note	Regulation S Global Note	(1)
Regulation S Global Note	Certificated Note	(5)
Certificated Note	144A Global Note	(4)
Certificated Note	Regulation S Global Note	(2)
Certificated Note	Certificated Note	(3)
(1) No certification is required.
(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the restricted securities legend, then no Regulation S Certificate is required.
(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuers may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the restricted securities legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Distribution Compliance Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the restricted securities legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the restricted securities legend.
(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.
(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Regulation S Global Note. If the requested transfer involves a beneficial interest in a Temporary Regulation S Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Issuers may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States. If the requested transfer or exchange involves a beneficial interest in a Permanent Regulation S Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the restricted securities legend.

(f) No Certification for Certain Transfer and Exchange. No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein):
(1) after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Issuers have provided the Trustee with an Officer’s Certificate to that effect, and the Issuers may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or
(2) (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.
Any Certificated Note delivered in reliance upon this paragraph will not bear the restricted securities legend.
(g) Trustee’s Records. The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Issuers will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.
(h) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, or by the Trustee or the Notes Custodian, to reflect such reduction.

(i) No Obligation of the Trustee.
(1) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(2) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
ARTICLE THREE
REDEMPTION
Section 3.01 Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to Section 5 or Section 6 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuer shall give notice of redemption to the Paying Agent and Trustee at least 35 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

Section 3.02 Selection of Notes To Be Redeemed.
In the event that less than all of the Notes are to be redeemed at any time pursuant to Section 5 or 6 of the Notes, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method that complies with applicable legal and securities exchange requirements, if any, and in accordance with methods generally deemed fair and appropriate by the Trustee; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to Section 6 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.
Section 3.03 Notice of Redemption.
At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01(2) may be more than 60 days before such Redemption Date). At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense. Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:
(1) the Redemption Date;
(2) the Redemption Price and the amount of accrued interest, if any, to be paid;
(3) the name and address of the Paying Agent;
(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
(5) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price and the amount of accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;
(6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;
(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and
(8) the Section of the Notes pursuant to which the Notes are to be redeemed.

The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.
Section 3.04 Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption unless the Issuers shall have not complied with their obligations pursuant to Section 3.05.
Section 3.05 Deposit of Redemption Price.
On or before 10:00 a.m. New York time on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, of all Notes to be redeemed on that date.
If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.
Section 3.06 Notes Redeemed in Part.
If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon cancellation of the original Note or Notes.

ARTICLE FOUR
COVENANTS
Section 4.01 Payment of Notes.
The Issuers shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The Issuers shall pay interest on overdue principal, and premium, if any, (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and, to the extent lawful, on overdue interest and Additional Interest, at a rate of 2% per annum in excess of the rate borne by the Notes, without regard to any applicable grace period.
Section 4.02 Maintenance of Office or Agency.
The Issuer shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuers hereby initially designate Wells Fargo Bank, National Association, located at 45 Broadway, 14th Floor, New York, New York 10016, as such office of the Issuers in accordance with Section 2.03.
Section 4.03 Corporate Existence.
Except as otherwise permitted by Article Five, the Issuer and Co-Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate and partnership existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such entity and the rights (charter and statutory) of the Issuer, the Co-Issuer and each Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve any such right or corporate, partnership or other existence with respect to any Restricted Subsidiary (other than the Co-Issuer) if the failure to maintain such right or existence would not have a Material Adverse Effect.

Section 4.04 Payment of Taxes and Other Claims.
Each of the Issuers and the Guarantors shall, and shall cause each of the Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of the Restricted Subsidiaries or upon the income, profits or property of it or any of the Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of the Restricted Subsidiaries (subject to liens permitted under subsections (1) and (2) of the definition of “Permitted Liens”); provided, however, that the Issuers and the Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made.
Section 4.05 Maintenance of Properties and Insurance.
(a) The Issuers shall, and shall cause each of the Restricted Subsidiaries to (1) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; pay its material monetary obligations and perform its other material obligations under all material leases; and (2) except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 4.05 shall prevent (i) sales of property, consolidations or mergers made in accordance with the provision of this Indenture; (ii) the withdrawal by the Issuer or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by the Issuer or any of its Subsidiaries of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable; and (3) maintain adequate insurance at all times on all Collateral, as reflected in Schedule 4.05, by companies rated A-, VII or better by A.M. Best; maintain such insurance, to such extent and against such risks as is reflected in Schedule 4.05, including insurance with respect to Mortgaged Properties and other properties material to the business of the Issuers against such casualties and contingencies and of such types and in such amounts with such deductibles as is reflected in Schedule 4.05 and obtaining such other insurance against risks as the Note Collateral Agent may from time to time reasonably require; provided that with respect to physical hazard insurance, neither the Note Collateral Agent nor the Issuer shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Issuer shall be required during an Event of Default.
(b) All such insurance shall (i) provide that no cancellation or non-renewal of coverage thereof shall be effective until at least 30 days after receipt by Note Collateral Agent of written notice thereof, (ii) name Note Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Trustee and the Holders (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, and (iii) be reasonably satisfactory in all other respects to Note Collateral Agent.
(c) The Issuer shall notify the Trustee and the Note Collateral Agent in writing immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 4.05 is taken out by any Issuer or Guarantor; and promptly deliver to the Trustee and the Note Collateral Agent a duplicate original copy of such policy or policies.
(d) With respect to each Mortgaged Property, the Issuers or affected Guarantor shall obtain flood insurance in such total amount as shall be commercially reasonable if at any time the area in which any improvements are located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.
(e) Deliver to the Trustee and the Note Collateral Agent a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Trustee or the Note Collateral Agent may from time to time reasonably request; provided, however, that neither the Trustee nor the Note Collateral Agent have an obligation or duty to request such reports, unless requested to do so by the Holders of 25% of the aggregate principal amount of the Notes then outstanding.

(f) No Issuer or Guarantor that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Issuer or Guarantor’s respective Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Mortgaged Property, and each Issuer and Guarantor shall otherwise comply in all material respects with all Insurance Requirements in respect of the Mortgaged Property; provided, however, that each Issuer or Guarantor may, at its own expense and after written notice to the Trustee, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 4.05 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 4.05.
Section 4.06 Compliance Certificate; Notice of Default.
(a) The Issuer shall deliver to the Trustee, within 90 days after the close of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and their Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Issuers and the Guarantors during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.
(b) The Issuer shall deliver to the Trustee as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Default an Officers’ Certificate specifying the Default and describing its status with particularity and the actions being taken or proposed to be taken with respect thereto.
Section 4.07 Compliance with Laws.
The Issuers shall comply, and shall cause each of their Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof and in all cases, of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.08 Waiver of Stay, Extension or Usury Laws.
Each of the Issuers and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Note Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.09 Change of Control.
If a Change of Control occurs, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer (the “Change of Control Offer”). In the Change of Control Offer, the Issuer will offer to pay an amount in cash (the “Change of Control Purchase Price”) equal to 101% of the aggregate principal amount of Notes purchased, plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of purchase. A Change of Control Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
Within 30 days following any Change of Control, or at an earlier date if the Issuer makes a Change of Control Offer in advance of, or conditioned on the occurrence of, a Change of Control, the Issuer will mail, or cause to be mailed, to the Holders a notice describing the transaction or transactions that constitute the Change of Control and offering to purchase Notes on the date (the “Change of Control Payment Date”) specified in such notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described below. Such notice shall state:
(1) The circumstances and relevant facts regarding such Change of Control;
(2) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes properly tendered and not withdrawn will be accepted for payment;
(3) the Change of Control Purchase Price (including the amount of accrued interest) and the Change of Control Payment Date;

(4) that any Note not tendered will continue to accrue interest;
(5) that, unless the Issuer defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
(6) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
(7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, an email, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Note purchased; and
(8) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered (equal to $2,000 or an integral multiple of $1,000 in excess thereof).
The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable regardless whether any other provisions of this Indenture are applicable to the transaction giving rise to the Change of Control. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:
•	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
•	deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered; and
•	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Issuer will post on its website the results of the Change of Control Offer on the Change of Control Payment Date.
The obligation of the Issuer to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer (an “Alternate Offer”) in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until at least the consummation of the Change of Control (and otherwise in accordance with the time specified as set forth above) and must permit Holders to withdraw any tenders of Notes made into the Alternate Offer until the final expiration or consummation thereof. An Alternate Offer may be made in advance of a Change of Control or conditional upon the occurrence of a Change in Control, if a definitive agreement is in place for the Change of Control at the time the Alternate Offer is made.
In addition, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if notice of redemption with respect to all Notes has been given pursuant to this Indenture as described under Article Three.
The Issuer shall cause the Change of Control Offer to remain open for at least 20 Business Days or for such longer period as may be required by law. The Issuer will comply, and will cause any third party making a Change of Control Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Issuer will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws or regulations.

Section 4.10 Limitations on Additional Indebtedness and Preferred Stock.
(a) The Issuer and the Co-Issuer will not, and the Issuer will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), and the Issuer and the Co-Issuer will not issue any Disqualified Equity Interests or Preferred Stock and the Issuer shall not permit any Restricted Subsidiaries to issue any Disqualified Equity Interests or Preferred Stock (other than Preferred Stock of a Restricted Subsidiary held by the Issuer, the Co-Issuer or any Guarantor, so long as it is so held); provided, that the Issuer, the Co-Issuer or any Guarantor may incur additional Indebtedness or issue Disqualified Equity Interests and the Issuer may issue Designated Preferred Stock if, in each case, after giving effect thereto, the Fixed Charge Coverage Ratio would have been at least 2.00 to 1.00 (the “Coverage Ratio Exception”) provided, further, that the Issuer may issue Preferred Stock under the Issuer’s Rights Plan.
(b) Notwithstanding Section 4.10(a), each of the following shall be permitted (the “Permitted Indebtedness”):
(1) (a) Indebtedness of the Issuer, the Co-Issuer, any Guarantor and Absaloka under the Revolving Credit Facility together with the incurrence by any Restricted Subsidiary of the guarantees thereunder and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $20.0 million outstanding at any one time, less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Available Proceeds applied to repayments under such Revolving Credit Facility in accordance with Section 4.13 and (b) Indebtedness of WML and its Subsidiaries under the Amended and Restated WML Credit Agreement and the incurrence and creation of letters of credit and bankers’ acceptances thereunder (to the extent permitted and with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $25.0 million outstanding at any time, reduced, to the extent a permanent repayment and/or commitment reduction is required thereunder;
(2) (x) the Notes issued on the Issue Date (excluding any Additional Notes) and the Note Guarantees thereof and (y) any Exchange Notes issued in exchange for the Notes (excluding any Additional Notes) and any Note Guarantees thereof pursuant to the Registration Rights Agreement;
(3) Indebtedness of the Issuer, the Co-Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above), after giving effect to the intended use of proceeds of the Notes, including the WML Notes;
(4) Indebtedness under Hedging Obligations in the ordinary course of business that are designed to protect against fluctuations in interest rates, foreign currency exchange rates and commodity prices; provided, that if such Hedging Obligations are of the type described in clause (1) of the definition thereof, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.10, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer or the Co-Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer, the Co-Issuer or any other Restricted Subsidiary; provided, however, that (A) if the Issuer, the Co-Issuer or any Guarantor is the obligor with respect to such Indebtedness and the payee is not the Issuer, the Co-Issuer or a Guarantor, such Indebtedness must be subordinated to the prior payment in full in cash of all obligations of the Issuer, the Co-Issuer or such Guarantor with respect to the Notes and (B) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer, the Co-Issuer or a Restricted Subsidiary, the Issuer, the Co-Issuer or such Restricted Subsidiary, as applicable, in each case, shall be deemed to have incurred Indebtedness not permitted by this clause (5);
(6) (x) any guarantee by the Issuer, the Co-Issuer or a Guarantor of Indebtedness of the Issuer, the Co-Issuer or any Guarantor so long as the incurrence of such Indebtedness by the Issuer, the Co-Issuer and such Guarantor is permitted under the terms of this Indenture and (y) any guarantee by a Restricted Subsidiary that is not a Guarantor of Indebtedness of the Issuer, the Co-Issuer or a Restricted Subsidiary so long as the incurrence of such Indebtedness is permitted under the terms of this Indenture;
(7) (a) Indebtedness incurred by the Issuer, the Co-Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to any letters of credit, bankers’ acceptance warehouse receipt or similar facility issued in the ordinary course of business, including without limitation letters of credit or Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims and (b) Obligations in respect of performance, surety, reclamation and similar bonds and performance and completion guarantees provided by the Issuer, the Co-Issuer or any Restricted Subsidiary or Obligations in respect of letters of credit related thereto, in each case incurred in the ordinary course of business or consistent with past practice, and any guarantees or letters of credit functioning as so supporting any of the foregoing bonds or obligations (in the case of clauses (a) and (b), other than for an obligation for money borrowed);
(8) Purchase Money Indebtedness (a) incurred by the Issuer, the Co-Issuer or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $40.0 million and (b) incurred by WML or any of its Subsidiaries in an aggregate amount not to exceed at any time outstanding $35.0 million;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
(10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(11) Refinancing Indebtedness with respect to Indebtedness incurred or outstanding pursuant to the Coverage Ratio Exception or clause (1)(b), (2), (3), (8), this clause (11), (15) or (18); provided, that for the purposes of clause 1(b) and 3 (for the purpose of clause 3, with respect to the WML Notes only), and without regard to the definition of Refinancing Indebtedness for purposes of this proviso, such Refinancing Indebtedness may be represented by Additional Notes and Note Guarantees;
(12) Indebtedness supported by one or more letters of credit issued under the Revolving Credit Facility and the Amended and Restated WML Credit Agreement in accordance with clause (1)(a) and (1)(b), respectively; provided, that the amount of Indebtedness permitted to be incurred under this clause (12) supported by any such letter(s) of credit shall not exceed the amount of such letter(s) of credit; provided, further, that upon any reduction, cancellation or termination of such letter(s) of credit, there shall be deemed to be an incurrence of Indebtedness under this Indenture that must be otherwise permitted to be incurred under this Indenture equal to the excess of the amount of such Indebtedness outstanding immediately after such reduction, cancellation or termination over the remaining stated amount, if any, of such letter(s) of credit or the stated amount of any letter(s) of credit issued in a contemporaneous replacement of such letter(s) of credit;
(13) Attributable Indebtedness incurred by the Issuer, the Co-Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million at any one time outstanding;
(14) Indebtedness incurred by the Issuer, the Co-Issuer or any Guarantor in an aggregate principal amount (or accreted value, as applicable) at any one time outstanding, including all Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $20.0 million;
(15) Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary of Acquired Indebtedness (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, that after giving effect to such incurrence of Indebtedness either (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception immediately following such transaction or (B) such Fixed Charge Coverage Ratio would have been greater than immediately prior to such acquisition;

(16) Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary under any Cash Management Obligations;
(17) Customary indemnification, adjustment of purchase price or similar obligations, including title insurance, of the Issuer, the Co-Issuer or any Restricted Subsidiary, in each case, incurred in connection with the disposition of any assets of the Issuer, the Co-Issuer or any such Restricted Subsidiary (other than guarantees incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); and
(18) Indebtedness represented by Additional Notes and Note Guarantees thereof in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Issuer, the Co-Issuer or any Guarantor of assets used or useful in a Permitted Business (whether through the direct purchase of assets or the purchase of capital stock of, or merger or consolidation with, any Person owning such assets); provided, that the Issuer would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Four-Quarter Period, have had a Total Leverage Ratio for the Four-Quarter Period immediately preceding the date of such transaction, of no more than 4.0 to 1.0.
(c) The Issuer and the Co-Issuer will not incur, and will not permit any Restricted Subsidiary to incur, any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer, the Co-Issuer or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or the Co-Issuer solely by virtue of being unsecured or by virtue of being secured on a junior priority basis; and provided, further, that this provision shall not apply to subordinated debt incurred by WML or its Subsidiaries at any time when the WML Notes are outstanding.
(d) For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in Section 4.10(b)(1) through Section 4.10(b)(18) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall classify and may reclassify, in each case in its sole discretion, such item of Indebtedness and may divide, classify and reclassify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Revolving Credit Facility after the Issue Date must be incurred under Section 4.10(b)(1). In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.10, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness. Notwithstanding any other provision of this Section 4.10, the maximum amount of Indebtedness that the Issuer, the Co-Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.10 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.11 Limitations on Restricted Payments.
(a) The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:
(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;
(2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or
(3) such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made by the Issuer, the Co-Issuer and the Restricted Subsidiaries after the Issue Date (other than Restricted Payments made pursuant to clauses Section 4.11(b)(2), Section 4.11(b)(3), Section 4.11(b)(4), Section 4.11(b)(5), Section 4.11(b)(6), Section 4.11(b)(8), or Section 4.11(b)(9)), is less than the sum (the “Restricted Payments Basket”) of (without duplication):
(A) 50% of Consolidated Net Income of the Issuer for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus
(B) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities, received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date (other than (i) by a Restricted Subsidiary, (ii) any Disqualified Equity Interests, (iii) Designated Preferred Stock and (iv) cash proceeds applied to Restricted Payments made in accordance with Section 4.11(b)(4)) or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, in each case, other than any such proceeds which are used (x) to redeem Notes in accordance with Section 6 of the Notes or (y) to make Restricted Payments in reliance on Section 4.11(b)(3) or Section 4.11(b)(4), plus

(C) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) of the Issuer, the Co-Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange subsequent to the Issue Date (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer, the Co-Issuer or any Restricted Subsidiary upon such conversion or exchange), plus
(D) without duplication of any amounts included in Section 4.11(b)(4), (x) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the aggregate amount received in cash and the fair market value, as determined by the Board of Directors of the Issuer in good faith, of property and marketable securities received after the Issue Date and representing the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes or (y) the sale (other than to the Issuer, the Co-Issuer or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, plus
(E) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.
(b) The foregoing provisions will not prohibit:
(1) the payment by the Issuer, the Co-Issuer or any Restricted Subsidiary of any dividend or other distribution within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;
(2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) the redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.10 and the other terms of this Indenture; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualified Equity Interests for purposes of Section 4.11(a)(3)(B) and will not be considered to be net cash proceeds from a Qualified Equity Offering for purposes of the provisions described under Section 6 of the Notes;
(4) payments to redeem Equity Interests of the Issuer, held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) thereof, upon their death, disability, retirement, severance or termination of employment or service pursuant to any employee benefit plan or agreement or awarded to an employee to pay for the taxes payable by such employee upon such grant or award or the vesting thereof; provided, that the aggregate amount of Restricted Payments under this clause (4) shall not exceed (A) $2.0 million during any calendar year plus (B) the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale since the Issue Date of Qualified Equity Interests of the Issuer to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to the terms of clause 3(b) of the preceding paragraph or this clause (4), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to Restricted Payments pursuant to this clause (4), less (D) the amount of any Restricted Payments previously made from cash proceeds received pursuant to clauses (B) and (C) of this clause (4); provided, further, that the cancellation of Indebtedness owing to the Issuer, the Co-Issuer or any Restricted Subsidiary in connection with the repurchase of Qualified Equity Interests will not be deemed to constitute a Restricted Payment;
(5) (a) the declaration and payment of regularly scheduled or accrued dividends to holders of the Series A Preferred Stock to the extent such dividends are included in the definition of Consolidated Interest Expense, (b) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Equity Interests of the Issuer, the Co-Issuer or any Restricted Subsidiary outstanding on the Issue Date or issued on or after the Issue Date in accordance with the Coverage Ratio Exception described under Section 4.10 to the extent such dividends are included in the definition of Consolidated Interest Expense and (c) the declaration and payment of accrued and unpaid dividends to holders of the Series A Preferred Stock outstanding as of the Issue Date with the proceeds from the sale of the Initial Notes;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Equity Interests) issued by the Issuer after the Issue Date in accordance with the Coverage Ratio Exception described under Section 4.10 to the extent such dividends are included in the definition of Consolidated Interest Expense; provided, however, that (A) for the most recently ended four full fiscal quarters for which consolidated financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.0 to 1.0 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Equity Interests) issued after the Issue Date;
(7) repurchases of Equity Interests deemed to occur upon the exercise or conversion of stock options or other Equity Interests, if such repurchased or converted Equity Interests represent a portion of the exercise price thereof;
(8) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions in documentation governing such Subordinated Indebtedness similar to those described under Section 4.09, Section 4.13, Section 4.14 and Section 4.27; provided, that prior to such repurchase, redemption or another acquisition, the Issuer and the Co-Issuer (or a third party to the extent permitted by this Indenture) shall have made any required Change of Control Offer, Net Proceeds Offer or Loss Proceeds Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer, Net Proceeds Offer or Loss Proceeds Offer; or
(9) additional Restricted Payments of $10.0 million;
provided, that (a) in the case of any Restricted Payment pursuant to clause (3), (4), (5)(b), (6), (8) or (9) of this Section 4.11(b), no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clause (2), (3) or (4) of this Section 4.11(b) shall increase the Restricted Payments Basket.
In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (9) of this Section 4.11(b) or is entitled to be made pursuant to Section 4.11(a), the Issuer shall, in its sole discretion, classify or reclassify such Restricted Payment into one or more exceptions.

Section 4.12 Limitations on Liens.
The Issuer and the Co-Issuer shall not, and shall not permit any Restricted Subsidiary other than WML or WML’s subsidiaries in accordance with the WML Credit Agreements to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against any properties or assets of the Issuer, the Co-Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than Permitted Liens and Liens on the collateral securing the Revolving Credit Facility Obligations). Notwithstanding anything herein to the contrary, neither the Issuer nor any of its Restricted Subsidiaries shall permit any Refinancing Indebtedness incurred to refinance Indebtedness under the WML Notes to be secured by any Lien other than as permitted under clause (12) in the definition of Permitted Liens.
Section 4.13 Limitations on Asset Sales.
(a) The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary, other than WML or WML’s subsidiaries in accordance with the WML Credit Agreements, to, directly or indirectly, consummate any Asset Sale unless:
(1) the Issuer, the Co-Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and
(2) at least 75% of the total consideration received in such Asset Sale consists of cash or Cash Equivalents.
(b) For purposes of clause (a)(2), the following shall be deemed to be cash:
(1) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer, the Co-Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer, the Co-Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,
(2) the amount of any securities, notes or other obligations received from such transferee that are within 90 days converted by the Issuer, the Co-Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and
(3) the Fair Market Value of (i) any assets (other than securities) received by the Issuer, the Co-Issuer or any Restricted Subsidiary to be used by it in a Permitted Business, (ii) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or the Co-Issuer or (iii) a combination of (i) and (ii).

(c) If at any time any non-cash consideration received by the Issuer, the Co-Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.13.
(d) If the Issuer, the Co-Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer, the Co-Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply amounts equal to all or any of the Net Available Proceeds therefrom to:
(1) If such Net Available Proceeds are proceeds of an Asset Sale of any asset, prepay permanently or repay permanently any Indebtedness which was secured by the Collateral sold in such Asset Sale; provided, that if such Net Available Proceeds are proceeds of an Asset Sale of the Revolving Facility First-Priority Collateral, such Net Available Proceeds shall be applied as required under the Revolving Credit Facility;
(2) If such Net Available Proceeds are proceeds of an Asset Sale of any assets or properties of WML or any of its Subsidiaries, apply such Net Available Proceeds as and to the extent required under the WML Credit Agreements or in connection with any consent, waiver or amendment thereto provided by the WML lenders thereunder; provided, that Net Available Proceeds that are proceeds of an Asset Sale of any properties or assets of WML or any of its Subsidiaries shall constitute “Excess Proceeds” (as defined below) only if and to the extent permitted to be distributed to the Issuer by WML or any of its Subsidiaries under the WML Credit Agreements and the WML Security Agreements;
(3) If such Net Available Proceeds are proceeds of any Asset Sale (other than an Asset Sale of any asset that constitutes WML Collateral), to permanently reduce any Pari Passu Indebtedness; provided, however, that if any Pari Passu Indebtedness is so reduced, the Issuer and the Co-Issuer will equally and ratably reduce Indebtedness under the Notes by making an offer to all Holders of the Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Notes; or

(4) invest all or any part of the Net Available Proceeds thereof in (A) the purchase of assets (other than securities) to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (B) capital expenditures to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (C) acquisition of Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (D) a combination of (A), (B) and (C).
The amount of Net Available Proceeds not applied or invested as provided in this Section 4.13(d) will constitute “Excess Proceeds.”
(e) When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:
(1) the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in this Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;
(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;
(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis or as nearly a pro rata basis as is practicable (subject to the procedures of the Depository Trust Company); and
(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.
(f) To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

(g) In the event of the transfer of substantially all (but not all) of the assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01, the successor Person shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries not so transferred for purposes of this Section 4.13, and the successor Person shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).
(h) Upon the commencement of a Net Proceeds Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Net Proceeds Offer. Any Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:
(1) that the Net Proceeds Offer is being made pursuant to this Section 4.13;
(2) the Payment Amount, the Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notice is mailed (the “Net Proceeds Payment Date”);
(3) that any Notes not tendered or accepted for payment shall continue to accrue interest;
(4) that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date;
(5) that Holders electing to have a Note purchased pursuant to any Net Proceeds Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three Business Days before the Net Proceeds Payment Date;
(6) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than two Business Days prior to the Net Proceeds Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Payment Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and
(8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).
(i) On the Net Proceeds Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer; (2) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Net Proceeds Offer on the Net Proceeds Payment Date.
(j) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Offered Price for such Notes, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. However, if the Net Proceeds Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.
(k) The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.13 by virtue of this compliance.

Section 4.14 Excess Cash Flow.
(a) Within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ending December 31, 2011), when the aggregate Excess Cash Flow Amount equals or exceeds $1.0 million, the Issuer will be required to make an offer to purchase from all Holders Notes issued under this Indenture (including the principal amount of any Additional Notes issued under this Indenture but without duplication with respect to Exchange Notes) in an aggregate principal amount equal to the Excess Cash Flow Amount as follows:
(1) the Issuer will make an offer to purchase (an “Excess Cash Flow Offer”) to all Holders in accordance with the procedures set forth in this Indenture, pro rata in proportion to the respective principal amounts of the Notes to be purchased, the maximum principal amount that may be purchased out of the Excess Cash Flow Amount (the “Excess Cash Flow Payment Amount”);
(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to an Excess Cash Flow Offer, plus accrued and unpaid interest thereon, if any, to the date such Excess Cash Flow Offer is consummated (the “Excess Cash Flow Offered Price”), in accordance with the procedures set forth in this Indenture;
(3) if the aggregate Excess Cash Flow Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Excess Cash Flow Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis or as nearly on a pro rata basis as is practicable (subject to the procedures of the Depository Trust Company); and
(4) upon completion of such Excess Cash Flow Offer in accordance with the foregoing provisions, the Excess Cash Flow Amount with respect to which such Excess Cash Flow Offer was made shall be deemed to be zero.
(b) To the extent that the sum of the aggregate Excess Cash Flow Offered Price of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Payment Amount relating thereto (such shortfall constituting an “Excess Cash Flow Offer Deficiency”), the Issuer may use the Excess Cash Flow Offer Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

(c) Upon the commencement of an Excess Cash Flow Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at his registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Excess Cash Flow Offer. Any Excess Cash Flow Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Cash Flow Offer, shall state:
(1) that the Excess Cash Flow Offer is being made pursuant to this Section 4.14;
(2) the Excess Cash Flow Payment Amount, the Excess Cash Flow Offered Price, and the date on which Notes tendered and accepted for payment shall be purchased, which date shall be at least 30 days and not later than 60 days from the date such notice is mailed (the “Excess Cash Flow Payment Date”);
(3) that any Notes not tendered or accepted for payment shall continue to accrue interest;
(4) that, unless the Issuer defaults in making such payment, any Notes accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrue interest after the Excess Cash Flow Payment Date;
(5) that Holders electing to have a Note purchased pursuant to any Excess Cash Flow Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three Business Days before the Excess Cash Flow Payment Date;
(6) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than two Business Days prior to the Excess Cash Flow Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(7) that if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Cash Flow Payment Amount, the Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and
(8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry).
(d) On the Excess Cash Flow Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer; (2) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Excess Cash Flow Offered Price in respect of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Issuer. The Issuer will post on its website the results of the Excess Cash Flow Offer on the Excess Cash Flow Payment Date.

(e) The Paying Agent shall promptly mail to each Holder of Notes so tendered the Excess Cash Flow Offered Price for the Notes being purchased, and the Trustee shall promptly authenticate pursuant to an Authentication Order and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unrepurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. However, if the Excess Cash Flow Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Excess Cash Flow Offer.
(f) The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to an Excess Cash Flow Offer.
Section 4.15 Limitations on Transactions with Affiliates.
(a) The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:
(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer, the Co-Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer, the Co-Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer, the Co-Issuer or that Restricted Subsidiary; and
(2) the Issuer delivers to the Trustee:
(A) with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the disinterested members of the Board of Directors of the Issuer approving such Affiliate Transaction and affirming the determination set forth in clause (1) above; and
(B) with respect to any Affiliate Transaction involving aggregate value of $20.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer, the Co-Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor to the Board of Directors of the Issuer.

(b) The foregoing restrictions shall not apply to:
(1) transactions exclusively between or among (a) the Issuer, the Co-Issuer and one or more Guarantors, (b) Guarantors or (c) Restricted Subsidiaries that are not Guarantors;
(2) the payment of reasonable and customary director, officer, employee and consultant compensation (including bonuses), reimbursement of expenses and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;
(3) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer to any director, officer, employee or consultant of the Issuer, the Co-Issuer or its Subsidiaries in the ordinary course of business;
(4) Restricted Payments which are made in accordance with Section 4.11;
(5) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by this Indenture that are fair to the Issuer, the Co-Issuer or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management of the Issuer, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;
(6) (x) any agreement in effect on the Issue Date and disclosed in the Offering Memorandum, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);
(7) the existence of, and the performance by the Issuer, the Co-Issuer or any Restricted Subsidiary of its obligations under the terms of, any limited liability company, limited partnership or other organizational document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Issue Date and which is described in the Offering Memorandum, as in effect on the Issue Date, and similar agreements that it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer, the Co-Issuer or any of its Restricted Subsidiaries of obligations under, any amendment to any such existing agreement or any such similar agreement entered into after the date of this Indenture shall only be permitted by this clause (7) to the extent not more disadvantageous to the Holders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Issue Date;

(8) the Transactions and the payment of all transaction, underwriting commitment and other fees and expenses incurred in connection with the Transactions;
(9) sales of Qualified Equity Interests to Affiliates of the Issuer not otherwise prohibited by this Indenture and the granting of registration and other customary rights in connection therewith;
(10) loans or advances to employees in the ordinary course of business consistent with past practice;
(11) any transaction between or among WML or any of its Subsidiaries, on the one hand, and the Issuer or any of its Subsidiaries other than WML and its Subsidiaries, on the other hand, that qualifies as a “Permitted Affiliate Transaction” under the WML Credit Agreements; provided, that, except with respect to the services to be provided and fees payable under the management agreement between WML and the Issuer, no such affiliate transaction shall constitute a “Permitted Affiliate Transaction” unless it is consummated on terms and conditions that are at fair market value and generally similar to the terms and conditions that would apply in a comparable arm’s length transaction with an unrelated third party and the Issuer delivers to the Trustee the certificates referred to in Section 4.15(a)(2)(A), to the extent required by such provision; or
(12) Permitted Investments made in accordance with clause (19) of the definition thereof.
Section 4.16 Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.
The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer, the Co-Issuer or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer, the Co-Issuer or any Restricted Subsidiary;
(b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer, the Co-Issuer or any other Restricted Subsidiary; or

(c) sell, lease or transfer any of its assets to the Issuer, the Co-Issuer or any other Restricted Subsidiary;
(d) except for:
(1) encumbrances or restrictions existing under or by reason of applicable law or any applicable rule, regulation or order;
(2) encumbrances or restrictions existing under this Indenture, the Notes and the Note Guarantees (including any Exchange Notes and guarantees thereof), the Intercreditor Agreement and the Security Documents;
(3) customary non-assignment provisions of any contract or any lease or license entered into in the ordinary course of business;
(4) encumbrances or restrictions existing under agreements existing on the date of this Indenture (including, without limitation, the WML Credit Agreements and agreements relating to Absaloka) as in effect on that date;
(5) restrictions on transfers of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;
(6) restrictions on transfers of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;
(7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired, so long as such Acquired Indebtedness or encumbrance or restriction was not incurred in connection with, or in contemplation of, such acquisition;
(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;
(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10) Purchase Money Indebtedness and Attributable Indebtedness incurred in compliance with Section 4.10 that impose restrictions of the nature described in Section 4.16(c) on the assets acquired;
(11) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts and bonding requirements entered into in the ordinary course of business;
(12) any encumbrances or restrictions pursuant to waivers or consents provided by lenders under the WML Credit Agreements to permit sales of assets of WML or its Subsidiaries that would be otherwise prohibited by the terms of those agreements, provided, that such encumbrances or restrictions may exist only until all Indebtedness outstanding under the WML Credit Agreements is repaid and the agreements are terminated, or until such earlier date as specified in any such waivers or consents; and
(13) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in Section 4.16(d) (1) through (12) above; provided, that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.
Section 4.17 Limitations on Sale and Leaseback Transactions.
The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided, that the Issuer, the Co-Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:
(1) the Issuer, the Co-Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness in an amount equal to the Attributable Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.10 and (b) incurred a Lien to secure such Attributable Indebtedness pursuant to Section 4.12;
(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and
(3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer, the Co-Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, Section 4.13.

Section 4.18 Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries.
The Issuer and the Co-Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, the Co-Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis or (2) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer, the Co-Issuer or a Wholly Owned Restricted Subsidiary or (3) pursuant to the Absaloka operating agreement or membership interest purchase agreement relating to the Indian coal tax credit transaction. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this Section 4.18 but is subject to Section 4.13.
Section 4.19 Additional Note Guarantees.
If, after the Issue Date, (a) the Issuer, the Co-Issuer or any Restricted Subsidiary (other than WML and its Subsidiaries) shall acquire or create another Subsidiary (other than in any case a Subsidiary that has been designated an Unrestricted Subsidiary), (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary or (c) the Issuer otherwise elects or is required to have any Restricted Subsidiary become a Guarantor, including on the WML Repayment Date, at which time the Issuer shall cause WML and its Subsidiaries to become Guarantors, then, in each such case, the Issuer shall, unless the Restricted Subsidiary is prohibited from becoming a Guarantor, or from pledging its assets, by reason of any regulatory or contractual prohibition existing at the time of acquisition or creation (but not created in anticipation of acquisition) cause such Restricted Subsidiary to:
(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s and the Co-Issuer’s obligations under the Notes, this Indenture, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, the Intercreditor Agreement, (b) a notation of guarantee in respect of its Note Guarantee in the form of Exhibit C, and (c) a joinder to the Security Documents or new Security Documents;
(2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms; and
(3) take such actions as may be reasonably necessary to cause the property and assets of such Restricted Subsidiary, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, to be treated as after-acquired property and to be made subject to the Liens of the Security Documents in the manner and to the extent provided in this Indenture and in the Security Documents, in a manner reasonably satisfactory to the Trustee.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.
Notwithstanding the foregoing, any Note Guarantee will be automatically and unconditionally released and discharged under the circumstances set forth in Section 11.04. The form of the Note Guarantee is attached hereto as Exhibit C.
Section 4.20 Further Assurances; Delivery of Mortgages.
(a) Subject to the Security Documents, the Issuers and each Subsidiary Guarantor and Absaloka shall, at their expense, promptly duly execute and deliver, or cause to be duly executed and delivered to the Note Collateral Agent, as the Note Collateral Agent reasonably requests, such further agreements, documents, statements, instruments and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Note Collateral Agent may reasonably request, all in such detail as the Note Collateral Agent may specify, consistent with the obligations in the Security Document, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral for the benefit of the Holders of Notes and the Trustee and, if the Revolving Credit Facility has been entered into, the holders of the Revolving Credit Facility Obligations (with respect to the Revolving Facility First-Priority Collateral), and to otherwise effectuate the provisions or purposes of this Indenture and the Security Documents (it being understood that, in the event that the Issuer, the Co-Issuer, any Guarantor and Absaloka enter into the Revolving Credit Facility, the determination of the Revolving Collateral Agent regarding what further acts are reasonably necessary with respect to the Revolving Facility First-Priority Collateral shall be deemed to be binding on the Note Collateral Agent). The Issuers, each Subsidiary Guarantor and Absaloka also agree to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Note Collateral Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.
(b) If (i) the Issuer, the Co-Issuer, a Subsidiary Guarantor or Absaloka acquires property that is not automatically subject to a perfected security interest or Lien under the Security Documents and such property would be of the type that would constitute Collateral or (ii) a Subsidiary becomes a Guarantor, then, in each case, the Issuer, the Co-Issuer, such Guarantor or Absaloka will provide security interests in and Liens on such property (or, in the case of a new Guarantor, all of its assets constituting Collateral) in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes and deliver certain joinder agreements and certificates in respect thereof as required by this Indenture and the Security Documents.

(c) The Issuers and each Guarantor shall execute and deliver Mortgages, in form and substance reasonably satisfactory to the Note Collateral Agent, which Mortgages shall cover (i) subject to Section 4.23(c) hereof, any fee interest in Real Property owned by the Issuer, the Co-Issuer or a Subsidiary Guarantor on the Issue Date and identified on Schedule 4.20 hereto, (ii) any fee interest in Real Property acquired by the Issuer, the Co-Issuer or a Subsidiary Guarantor after the Issue Date, and (iii) subject to Section 4.23(b) hereof, any interest in mineral rights related to WRI’s and/or Absaloka’s mining operations in Big Horn County, Montana, together with evidence that such Mortgages have been delivered to the title insurance company insuring the Lien of such Mortgage for recording.
(1) Within forty-five (45) days following the recordation of any Mortgage on any Mortgaged Property, the Note Collateral Agent shall have received each of the following documents, which shall be reasonably satisfactory in form and substance to the Note Collateral Agent, the Trustee and each of their respective counsel with respect to each Mortgaged Property, as appropriate:
(A) Title Insurance. With respect to each Mortgage encumbering any Mortgaged Property, a policy of title insurance (or commitment to issue such a policy having the effect of a policy of title insurance insuring (or committing to insure) the lien of such Mortgage as a valid and enforceable mortgage or deed of trust lien on the Mortgaged Property described therein, having a policy limit not to exceed 110% of the then fair market value of such Mortgaged Property (such policies collectively, the “Mortgage Policies”) issued by a title insurance company, which reasonably assures the Note Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable mortgage liens on the respective Mortgaged Properties, free and clear of all Liens, defects and encumbrances (other than Permitted Liens) and such Mortgage Policies shall include such title endorsements to the extent available at commercially reasonably rates;
(B) Survey. The Issuers and the appropriate Guarantors shall deliver to the Note Collateral Agent and the title insurance company insuring the Lien of each Mortgage any and all surveys, opinions of special counsel, or opinions or reports from architects, engineers or zoning report companies as may be reasonably necessary to cause such title insurance company to issue the Mortgage Policies required pursuant to clause (A) above;

(C) Fixture filings. Proper fixture filings under the Uniform Commercial Code on Form UCC-1 for filing under the Uniform Commercial Code in the appropriate jurisdiction in which the Mortgaged Properties are located, desirable to perfect the security interests in fixtures purported to be created by the Mortgages in favor of the Note Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes.
(D) Consents. With respect to the Mortgaged Property, such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as necessary to consummate the transactions in order for the owner or holder of the fee interest constituting such Mortgaged Property to grant the lien contemplated by the Mortgage with respect to such Mortgaged Property, including, without limitation, the Mineral Consents (subject to Section 4.23(b) hereof);
(E) Mortgaged Property Indemnification. With respect to each Mortgaged Property, such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurance company insuring the Lien of each Mortgage to issue the Mortgage Policies and endorsements contemplated above;
(F) Collateral Fees and Expenses. Evidence of payment by the Issuers of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and issuance of the Mortgage Policies referred to above; and
(G) If necessary, amendments to the Mortgages duly authorized, executed and acknowledged, in recordable form and otherwise in form reasonably acceptable to the Trustee and Note Collateral Agent with respect to each Mortgaged Property sufficient for the owner of such Mortgaged Property to (x) grant to the Note Collateral Agent and/or confirm the Note Collateral Agent’s Mortgage lien on and security interests in such Mortgaged Property, (y) confirm such owner’s right and indefeasible title thereto and (z) confirm the Mortgaged Property to be encumbered thereby.
Section 4.21 Reports to Holders.
(a) Whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer, the Co-Issuer and any Guarantor will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Issuer, the Co-Issuer and such Guarantor would have been required to file with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Issuer, the Co-Issuer or such Guarantor were subject to such Sections of the Exchange Act, such documents to be filed with the SEC on or prior to the date (the “Required Filing Date”) by which the Issuer, the Co-Issuer and such Guarantor would have been required so to file such documents if the Issuer, the Co-Issuer and such Guarantor were subject to the Exchange Act.

If at any time the Notes are guaranteed by a direct or indirect parent of the Issuer and such company has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders or filed electronically with the SEC’s Next-Generation EDGAR System (or any successor system), the reports described herein with respect to such company, as applicable (including any financial information required by Regulation S-X under the Securities Act relating to the Issuer, the Co-Issuer and the Guarantors), the Issuer, the Co-Issuer and the Guarantors shall be deemed to be in compliance with the provisions of this covenant.
The Issuer, the Co-Issuer and any Guarantor will also in any event (1) within 15 days after each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuer, the Co-Issuer and such Guarantor would have been required to file with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act if the Issuer, the Co-Issuer and such Guarantor were subject to either of such Sections of the Exchange Act and (2) if filing such documents by the Issuer, the Co-Issuer and such Guarantor with the SEC is not permitted under the Exchange Act or prior to the Exchange Offer or the effectiveness of a shelf registration statement contemplated by the Registration Rights Agreement, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Issuer’s cost. The Issuer, the Co-Issuer and each Guarantor shall be deemed to have satisfied the foregoing requirements if the relevant documents have been filed with the SEC.
If the Co-Issuer’s, any Guarantor’s or secured party’s financial statements would be required to be included in the financial statements filed or delivered pursuant to this Indenture if the Issuer were subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer shall include such financial statements in any filing or delivery pursuant to this Indenture.
So long as any of the Notes remain outstanding, the Issuer will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until the earlier of (x) such time as the Issuer has exchanged the Notes for the Exchange Notes and (y) such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act.
(b) The Issuer will hold quarterly conference calls for the Holders of the Notes to discuss financial information for the previous quarter. The conference call will be held following the last day of each fiscal quarter of the Issuer and not later than ten Business Days after the time that the Issuer distributes the financial information as required pursuant to Section 4.21(a). No fewer than two days prior to the conference call, the Issuer shall issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call. For the avoidance of doubt, the Issuer may satisfy the requirements of this Section 4.21(b) by holding the conference calls required within the time period required as part of any earnings calls of the Issuer in accordance with customary past practice.

(c) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, include the Issuers’ compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on officers’ certificates).
Section 4.22 Limitations on Designation of Unrestricted Subsidiaries.
(a) The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer (other than the Co-Issuer) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:
(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and
(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 4.11(a), in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.
(b) No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:
(1) has no Indebtedness other than Non-Recourse Debt;
(2) is not party to any agreement, contract, arrangement or understanding with the Issuer, the Co-Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer, the Co-Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;
(3) is a Person with respect to which none of the Issuer, the Co-Issuer or any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer, the Co-Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer, the Co-Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.11; provided, further, that an Unrestricted Subsidiary may have previously been a Guarantor and have provided a Note Guarantee of the Notes.
(c) If, at any time, any Unrestricted Subsidiary fails to meet the requirements of Section 4.22(a) and (b) as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.10 or the Lien is not permitted under Section 4.12, the Issuer shall be in default of the applicable covenant. The Issuer may not designate the Co-Issuer as an Unrestricted Subsidiary.
(d) The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:
(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and
(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, be permitted to be incurred or made for all purposes of this Indenture.
(e) All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.
Section 4.23 Post-Closing Covenant
(a) Subject to the other provisions of this Section 4.23 and the provisions of the Security Documents, from and after the Issue Date, with respect to the portion of the Collateral securing the Notes for which a valid and perfected Lien in favor of the Note Collateral Agent has not been created or cannot be perfected by the filing of UCC-1 financing statements or the delivery of capital stock or instruments on or prior to the Closing Date, the Issuers shall, and shall cause each of the Subsidiary Guarantors and Absaloka to have all security interests and Liens contemplated by this Indenture and the Security Documents in place and perfected as soon as practicable following the Issue Date, but in any event, no later than (i) (x) 90 days after the Issue Date (provided, if such 90th day shall not be a Business Day, then upon the succeeding Business Day) or (y) such later date as the Trustee agrees, the security interests and Liens in favor of the Holders of the Note are required to be valid and perfected or (ii) with respect to any asset that is an Excluded Property, 90 days after an asset ceases to be an Excluded Property; and in each case, complete those actions required to create and perfect all of such Liens in such portion of the Collateral.

(b) WRI shall use its commercially reasonable efforts to obtain the Mineral Consents as soon as practicable, but in any event, no later than 120 days after the Issue Date (provided that if such 120th day shall not be a Business Day, then upon the succeeding Business Day); provided, that in no event will WRI be required to pay any consent or similar fee to obtain any and all Mineral Consents in excess of $10,000 in the aggregate.
(c) As soon as practicable following the Issue Date, but in any event, no later than 90 days following the Issue Date (provided that if such 90th day shall not be a Business Day, then upon the succeeding Business Day), the Issuer and WRI shall execute and deliver one or more Mortgages in accordance with the terms of this Indenture (for the avoidance of doubt, including the terms of Section 4.20(c) hereof) in favor of the Note Collateral Agent for the benefit of the Holders of the Notes, which Mortgages shall cover any Real Property owned in fee by WRI in Big Horn County, Montana which is material to the operations of WRI and its subsidiaries.
(d) The Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka, as applicable, shall use commercially reasonable efforts to obtain the deposit account control agreements required under the Security Documents, as soon as practicable, but in any event, no later than 120 days after the Issue Date (provided that if such 120th day shall not be a Business Day, then upon the succeeding Business Day).
(e) The Issuers shall use commercially reasonable efforts to obtain and deliver to Note Collateral Agent a release of that certain mortgage from Westmoreland-LG&E Partners to Virginia Electric and Power Company, recorded in Book 1591, Page 611, Halifax County Registry, as affected by instruments recorded in Book 1633, Page 443 and Book 2233, Page 629, in said Registry (“VEPCO Mortgage”), which release shall be in form and substance satisfactory to Note Collateral Agent in its sole discretion, and Issuers shall cause the title company issuing the Mortgage Policies to issue or endorse such policies, as applicable, free and clear of any lien related to the VEPCO Mortgage.
Section 4.24 Conduct of Business.
The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.
Section 4.25 Limitation on Activities of Certain Subsidiaries.
The Issuer will not permit Basin Resources Inc. to engage in any activities other than in relation to providing benefits to former mining operation employees and activities incidental to its organization and existence, and shall not permit Basin Resources Inc. to incur any Indebtedness, grant Liens over its assets or enter into any transactions other than in the ordinary course. The Issuer will not permit Westmoreland Terminal Company, Eastern Coal & Coke Company, and Criterion Coal Company to engage in any activities other than activities incidental to their organization and existence and activities incidental to their respective dissolution and shall not permit Westmoreland Terminal Company, Eastern Coal & Coke Company or Criterion Coal Company to incur any Indebtedness, grant Liens over their assets or enter into any transactions.

Section 4.26 Payments for Consent.
The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration whether by way of interest, fee or otherwise, whether by the way of interest, fee or otherwise, to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.
Section 4.27 Events of Loss.
(a) Subject to any intercreditor agreement and the Security Documents, in the event of an Event of Loss with respect to any Collateral, the Issuer, the Co-Issuer or the affected Guarantor, as the case may be, will apply the Net Loss Proceeds from such Event of Loss, within 365 days after receipt, at its option to:
(1) repay obligations under any revolving credit facility with the Net Loss Proceeds of borrowing base assets, and effect a permanent reduction in the availability under such revolving credit facility;
(2) repay any Indebtedness which was secured by the assets to which Event of Loss related; and/or
(3) invest all or any part of the Net Loss Proceeds in (A) the purchase of assets (other than securities) to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (B) capital expenditures to be used by the Issuer, the Co-Issuer or any Restricted Subsidiary in a Permitted Business, (C) acquisition of Qualified Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (D) a combination of (A), (B) and (C).
(b) Pending the final application of any Net Loss Proceeds, the Issuer, the Co-Issuer or the affected Guarantor shall deposit such Net Loss Proceeds in accordance with the Security Documents and the Intercreditor Agreement (if any).

(c) Any Net Loss Proceeds from an Event of Loss that are not applied or invested as provided in the Section 4.27(a) will be deemed to constitute “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the Net Loss Proceeds (or offer to do so) (a “Loss Proceeds Offer”) in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Loss Proceeds at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest to the date of purchase or redemption, as applicable. If the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Loss Proceeds to be used to purchase the Notes, the Trustee shall select the Notes to be purchased pursuant to the Loss Proceeds Offer on a pro rata basis or on as nearly a pro rata basis as is practicable, subject to the procedures of the Depository Trust Company.
(d) The Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Loss Proceeds Offer, and the relevant provisions of this Indenture will be deemed modified as necessary to permit such compliance.
Section 4.28 Rights Offering.
(a) At the end of each of the Issuer’s fiscal quarters beginning with the fiscal quarter ended June 30, 2015, if the Total Leverage Ratio equals or exceeds 3.50 to 1.0, the Company shall be required within 90 days (the “Rights Offering Deadline”) (subject to requirements of applicable securities laws as provided below) of the end of the first such fiscal quarter to provide Holders of the Notes with the right to purchase, on a pro rata basis (or on as nearly a pro rata basis as is practicable, subject to the procedures of The Depository Trust Company) with respect to Notes held as of such date, an amount of Additional Notes equal to the amount necessary to repurchase and/or redeem all WML Notes that remain outstanding as of such date, including any make-whole payment, at an issue price of 100% (the “Rights Offering”); provided, that the Issuer shall not be required to undertake more than one Rights Offering during the term of the Notes; provided, further, that a condition to the consummation of the Rights Offering shall be the subscription by existing Holders of the Notes to purchase Additional Notes equal to the amount necessary to repurchase all of the outstanding WML Notes, including any make-whole payment. The proceeds from the sale of such Additional Notes shall be used to repurchase and/or redeem all outstanding WML Notes.
(b) In conducting the Rights Offering, the Issuer will comply with all securities laws or regulations applicable thereto. To the extent the Issuer is required to register the Rights Offering under the Securities Act, the Issuer shall use its commercially reasonable efforts to cause any such registration statement (a “Rights Offering Registration Statement”) to become effective as promptly as practicable In the event such Rights Offering Registration Statement has not been declared effective by the Commission on or prior to the date that is 60 days following the Rights Offering Deadline, each of the Issuers and the Guarantors, jointly and severally, shall pay Additional Interest in cash to each Holder in an amount equal to 0 25% per annum of the aggregate principal amount of the Notes for the period of occurrence of the registration default until such time as no registration default is in effect, which rate shall increase by 0 25% per annum for each subsequent 90-day period during which such registration default continues, but in no event shall such increase exceed 1 00% per annum Following cure of the registration default, such Additional Interest will cease to accrue from the date of such cure and the interest rate on the Notes will revert to the interest rate borne by the Notes prior to such registration default. Compliance with the requirements of this Section 4.28 shall not constitute a breach of any other provision of this Indenture.

ARTICLE FIVE
SUCCESSOR CORPORATION
Section 5.01 Mergers, Consolidations, Etc.
(a) The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (i) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer, the Co-Issuer and the Restricted Subsidiaries (taken as a whole) or (ii) adopt a Plan of Liquidation unless, in either case:
(1) either:
(A) the Issuer will be the surviving or continuing Person; or
(B) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by a supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer and the Co-Issuer under the Notes, this Indenture, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, the Intercreditor Agreement, and shall cause (i) such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by the Issuer, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (ii) the property and assets of the Person which is merged or consolidated with or into the Successor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents (other than assets that would qualify as Excluded Property or assets that otherwise may not be made subject to a Lien), to be treated as after-acquired property and the Successor shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in this Indenture, in each case in a form reasonably satisfactory to the Trustee;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;
(3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(B) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, (x) could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (y) shall have an Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction and assumption; and
(4) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indentures, if any, comply with this Indenture.
(b) Notwithstanding the foregoing, Section 5.01(a)(3) and Section 5.01(a)(4) shall not be applicable to (i) the Issuer consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to a Restricted Subsidiary and (ii) the Issuer merging with an Affiliate solely for the purpose and with the sole effect of reincorporating the Issuer, as the case may be, in another jurisdiction so long as the amount of Indebtedness of the Issuer, the Co-Issuer and the Restricted Subsidiaries is not increased thereby.
(c) For purposes of Section 5.01(a), any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.
(d) Except as provided in Section 11.04, no Guarantor or the Co-Issuer may consolidate with or merge with or into (whether or not such Guarantor or the Co-Issuer is the surviving Person) another Person, other than the Issuer, the Co-Issuer or another Guarantor, unless:
(1) either:
(A) such Guarantor will be the surviving or continuing Person; or

(B) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, the Intercreditor Agreement and shall cause (i) such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by such Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions and (ii) the property and assets of the Person which is merged or consolidated with or into the Successor, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents (other than assets that would qualify as Excluded Property or assets that otherwise may not be made subject to a Lien), to be treated as after-acquired property and the Successor shall take such actions as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent provided in this Indenture, in each case in a form reasonably satisfactory to the Trustee; and
(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
(e) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of the Co-Issuer or one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.
(f) Upon any consolidation, combination or merger of the Issuer, the Co-Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer, the Co-Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer, the Co-Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer, the Co-Issuer or such Guarantor under this Indenture, the Notes, the Note Guarantees, the Security Documents, the Registration Rights Agreement and, if the Revolving Credit Facility is then outstanding, the Intercreditor Agreement with the same effect as if such surviving entity had been named therein as the Issuer, the Co-Issuer or such Guarantor and, except in the case of a lease, the Issuer, the Co-Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s, the Co-Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture, its Note Guarantee, the Security Documents, the Registration Rights Agreement and the Intercreditor Agreement, if applicable.

(g) Notwithstanding the foregoing, any Guarantor may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer, the Co-Issuer or another Guarantor; provided, that the Issuer, the Co-Issuer and such Guarantors shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the lien on the Collateral pledged by such entity, together with such financing statements or comparable documents as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions.
ARTICLE SIX
DEFAULT AND REMEDIES
Section 6.01 Events of Default.
Each of the following is an “Event of Default”:
(1) failure by the Issuer and the Co-Issuer to pay interest or Additional Interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;
(2) failure by the Issuer and the Co-Issuer to pay the principal of or premium, if any, on any of the Notes when due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;
(3) failure by the Issuer and the Co-Issuer to comply with any of its agreements or covenants described in Section 5.01, or in respect of its obligations to make a Change of Control Offer as described in Section 4.09;
(4) failure by the Issuer and the Co-Issuer to comply with any of its agreements or covenants described in Section 4.10 or Section 4.11 and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) failure by the Issuer and the Co-Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;
(6) (a) default with respect to any payment when due under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date; provided, that the principal amount of such Indebtedness aggregates to $15.0 million or more or such Indebtedness is incurred under the Revolving Credit Facility or any of the WML Credit Agreements or (b) any default under any of the WML Credit Agreements that results in the prohibition, or reduction of the amount, of any payments, dividends or distributions permitted to be made by WML or any of its Subsidiaries, directly or indirectly, to the Issuer;
(7) one or more judgments or orders that exceed $15.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer, the Co-Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;
(8) the Issuer, the Co-Issuer or any Significant Subsidiary pursuant to or within the meaning of any applicable bankruptcy law:
(A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case,
(C) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or
(D) makes a general assignment for the benefit of its creditors;
(9) a court of competent jurisdiction enters an order or decree under any applicable bankruptcy law that:
(A) is for relief against the Issuer, the Co-Issuer or any Significant Subsidiary as debtor in an involuntary case,
(B) appoints a Custodian of the Issuer, the Co-Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer, the Co-Issuer or any Significant Subsidiary, or

(C) orders the liquidation of the Issuer, the Co-Issuer or any Significant Subsidiary,
and the order or decree remains unstayed and in effect for 60 days;
(10) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared in a judicial proceeding null and void and unenforceable or found in a judicial proceeding to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee); or
(11) so long as the Security Documents have not been otherwise terminated in accordance with their terms and the Note Collateral as a whole has not been released from the Lien of the Security Documents securing the Notes in accordance with the terms thereof, with respect to Collateral having a Fair Market Value in excess of $15.0 million, (a) any default by the Issuer, the Co-Issuer or any Guarantor in the performance of its obligations under the Security Documents (after the lapse of any applicable grace periods) or this Indenture which adversely affects the condition or value of such Collateral, in any material respect, (b) repudiation or disaffirmation of the Issuer, the Co-Issuer or any Guarantor of its respective obligations under the Security Documents and (c) the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Issuer, the Co-Issuer or any Guarantor for any reason.
Section 6.02 Acceleration.
If an Event of Default (other than an Event of Default specified in Section 6.01(8) or Section 6.01(9) with respect to the Issuer or the Co-Issuer) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable immediately. If an Event of Default specified in Section 6.01(8) or Section 6.01(9) with respect to the Issuer or the Co-Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice. Notwithstanding the foregoing, after any such acceleration pursuant to either of the preceding two sentences, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration:
(1) if the rescission would not conflict with any judgment or decree;
(2) if all existing Defaults have been cured or waived except nonpayment of principal or interest that has become due solely because of this acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(4) if the Issuer has paid to the Trustee its reasonable compensation and reimbursed the Trustee of its expenses, disbursements and advances; and
(5) in the event of a cure or waiver of an Event of Default of the type set forth in Section 6.01(8) or Section 6.01(9), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Default has been cured or waived.
Section 6.03 Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
Subject to Section 2.09, Section 6.07 and Section 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or Exchange Offer of Notes) by notice to the Trustee may waive an existing Event of Default and its consequences, except a default in the payment of principal of or interest on any Note as specified in Section 6.01(1)or Section 6.01(2). The Issuers shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When an Event of Default is waived, it is cured and ceases.

Section 6.05 Control by Majority.
The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, any Security Document or, if applicable, the Intercreditor Agreement, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.
Section 6.06 Limitation on Suits.
No Holder will have any right to institute any proceeding with respect to this Indenture, the Notes, the Security Documents or, if applicable, the Intercreditor Agreement or for any remedy thereunder, unless the Trustee:
(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;
(2) has been offered indemnity, security or prefunding reasonably satisfactory to it; and
(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.
However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(1)).
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
Section 6.07 Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08 Collection Suit by Trustee.
If a default in payment of principal or interest specified in Section 6.01(1)or Section 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, compromise, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.
Section 6.10 Priorities.
Subject to the Intercreditor Agreement (if any) and the Security Documents, if the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:
First: to the Trustee for amounts due under Section 7.07;
Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.
The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.
ARTICLE SEVEN
TRUSTEE
Section 7.01 Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b) Except during the continuance of an Event of Default:
(1) The Trustee need perform only those duties as are specifically set forth herein or, to the extent applicable, in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.
(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1) This paragraph does not limit the effect of Section 7.01(b).
(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d) No provision of this Indenture, the Notes or the Security Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the use or application of any money by any Paying Agent other than the Trustee.
Section 7.02 Rights of Trustee.
Subject to Section 7.01:
(a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to legal matters, including with respect to this Indenture and the Security Documents, shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers.
(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
(j) The Trustee shall have no duty to inquire as to the performance of the Issuers with respect to (i) the covenants, agreements or other terms and conditions set forth herein or in any Security Document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any Security Document or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by the Security Documents, (iv) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth herein or in any Security Documents, other than to confirm receipt of items expressly required to be delivered to the Trustee.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(l) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(m) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice is given of any event which is in fact such a Default or an Event Default and such notice references the Notes and this Indenture.
(n) In the event that the Trustee (in such capacity or in any other capacity hereunder or under any Security Document) is unable to decide between alternative courses of action permitted or required by the terms of this Indenture or any Security Document, or in the event that the Trustee is unsure as to the application of any provision of this Indenture or any Security Document, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other application provision, or in the event that this Indenture or any Security Document permits any determination by or the exercise of discretion on the part of the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the then outstanding Notes, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Holders and the Trustee shall have no liability to any Person for such action or inaction.
(o) Whenever in the administration of or in connection with this Indenture, the Notes or the Security Documents, the Issuers are required to provide an Officers’ Certificate, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, as the case may be, request and in the absence of bad faith or willful misconduct on its part, rely upon such Officers’ Certificate.
(p) In no event shall the Trustee be responsible or liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
Section 7.04 Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.
Section 7.05 Notice of Default.
The Trustee shall mail to each Holder notice of all uncured Defaults actually known to the Trustee within 30 days after obtaining actual knowledge of such Default. Except in the case of a default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Net Proceeds Payment Date pursuant to a Net Proceeds Offer or the Excess Cash Flow Payment Date pursuant to an Excess Cash Flow Offer or a default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.
Section 7.06 Reports by Trustee to Holders.
Within 60 days after each June 1st, beginning with June 1, 2011, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) (but not § 313(a)(5), (a)(6) and (a)(7)) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a) (but not §§ 313(a)(5), (a)(6) and (a)(7)). The Trustee also shall comply with Trust Indenture Act §§ 313(b) (but not § 313(b)(1)), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuers and filed with the SEC and each securities exchange, if any, on which the Notes are listed.
The Issuers shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).
Section 7.07 Compensation and Indemnity.
The Issuers shall pay to the Trustee from time to time such compensation as the Issuers and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses (including reasonable fees and expenses of agents and counsel) and advances incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct.
The Issuers shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims or expenses including taxes (other than taxes based upon, measured by or determined by the taxable income of the Trustee) or liability incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. In addition to the foregoing, the Issuers shall indemnify the Trustee and the Note Collateral Agent or any successor Trustee and Note Collateral Agent and their respective agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims, liability or expense incurred by them arising out of, or in any way related to, any actual or alleged presence or release or threatened release of any Hazardous Materials on, at, under or from any property owned, leased or operated by the Issuer or any of its Subsidiaries at any time, or any Environmental Claim related in any way to the Issuer or any of its Subsidiaries except to the extent caused by any negligence, bad faith or willful misconduct on the part of the Trustee and Note Collateral Agent or any predecessor Trustee and Note Collateral Agent and their respective agents, employees, officers, stockholders and directors. For purposes of this paragraph, (i) “Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws and (ii) “Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, release or threatened release in or into the environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, release or threatened release of Hazardous Material or alleged injury or threat of injury to health, safety or the environment. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. Failure of the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuers will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Issuers and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuers need not pay for any settlement made without its written consent. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.
To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee or as Collateral Agent.
When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or Section 6.01(9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.
Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

Section 7.08 Replacement of Trustee.
The Trustee may resign at any time by so notifying the Issuers in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:
(1) the Trustee fails to comply with Section 7.10;
(2) the Trustee is adjudged a bankrupt or an insolvent;
(3) a receiver or other public officer takes charge of the Trustee or its property; or
(4) the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.
If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, Etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

Section 7.10 Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of Trust Indenture Act § 310(a)(2). The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuers and any other obligor of the Notes.
Section 7.11 Preferential Collection of Claims Against the Issuers.
The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.
ARTICLE EIGHT
DISCHARGE OF INDENTURE; DEFEASANCE
Section 8.01 Termination of the Issuers’ Obligations.
The Issuers may terminate their obligations under the Notes, this Indenture and the Security Documents, and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by them hereunder, or if:
(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or
(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Section 5 or Section 6 of the Notes in each case on arrangements reasonably satisfactory to the Trustee, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuer and the Co-Issuer have paid all sums payable by them under this Indenture,
(c) the Issuer and the Co-Issuer have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and
(d) the Holders have a valid, perfected, exclusive Lien in this trust.
In addition, the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.
Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuers’ obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03 (as to legal existence of the Issuers only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuers’ obligations in Sections 7.07, 8.05 and 8.06 shall survive.
After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ obligations under the Notes, the Security Documents and this Indenture except for those surviving obligations specified above.
Section 8.02 Legal Defeasance and Covenant Defeasance.
(a) The Issuers may, at their option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.
(b) Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer, the Co-Issuer and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture and the Security Documents and the Guarantors shall be deemed to have satisfied all of their obligations under the Note Guarantees, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii) the Issuers’ obligations with respect to such Notes under Article Two and Section 4.02 hereof;
(iii) the rights, powers, trust, duties and immunities of the Trustee and Note Collateral Agent and the Issuers’ obligations in connection therewith; and
(iv) this Article Eight.
Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.
(c) Upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their respective obligations under the Note Guarantees, the Security Documents and the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuers), 4.04, 4.05, 4.07 and 4.09 through Section 4.27 and Section 5.01(a)(3) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7), 6.01(10) and 6.01(11) hereof shall not constitute Events of Default.

Section 8.03 Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive Lien in such trust,
(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:
(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or
(b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,
(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,
(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture (other than a Default resulting solely from the borrowing of funds to be applied to such deposit specified in clause (1) above and the grant of any Lien on such deposit in favor of the Trustee and/or the Holders), the Revolving Credit Facility or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,
(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate certifying that the deposit specified in clause (1) above was not made by it with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and
(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (1) (with respect to the validity and perfection of the Lien), (2) and/or (3), as applicable, and (5) of this paragraph have been complied with.
If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s and the Co-Issuer’s obligations and the obligations of Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.
Section 8.04 Application of Trust Money.
The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations except as it may agree with the Issuer. U.S. Legal Tender and U.S. Government Obligations so held in trust are not subject to Article Ten.
The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuer’s request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.05 Repayment to the Issuers.
Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Issuers upon request any excess U.S. Legal Tender and U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuers cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person.
Section 8.06 Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS, WAIVERS AND ENTRY INTO INTERCREDITOR AGREEMENT
Section 9.01 Without Consent of Holders.
(a) The Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent, as applicable, may (i) enter into the Intercreditor Agreement on the terms set forth in Section 9.07 in all material respects, without the consent of any Holder and (ii) amend this Indenture, the Note Guarantees, the Notes, the Security Documents or, if applicable, an Intercreditor Agreement, without the consent of any Holder:
(1) to cure any ambiguity, defect or inconsistency;
(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the obligations of the Issuer and the Co-Issuer to the Holders in the case of a merger, consolidation or sale of all or substantially all of the assets, in accordance with Article Five;
(4) to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);
(5) to provide for the accession or succession of any parties to any Intercreditor Agreement or the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with the execution or an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of a Revolving Credit Facility, the WML Credit Agreements, the Notes or any other agreement or action that is not prohibited by this Indenture;
(6) to provide for the release of Collateral in accordance with the terms of this Indenture, the Intercreditor Agreement, if applicable, and the Security Documents (it being understood that the Liens on the Collateral with respect to the Notes and the Note Guarantees will be released to the extent the corresponding Revolving Facility First-Priority Liens securing Revolving Credit Facility Obligations are released);
(7) to provide security for additional borrowings under the Revolving Credit Facility or any additional Indebtedness, which Liens are permitted to be incurred in accordance with this Indenture;
(8) to expand the Note Collateral or the Note Guarantees;
(9) to evidence and provide the acceptance of the appointment of a successor trustee under this Indenture or successor Note Collateral Agent;
(10) to provide for the issuance of Exchange Notes pursuant to the terms of this Indenture and the Registration Rights Agreement; or
(11) to make any change that does not materially adversely affect the rights of any Holder, or, in the case of this Indenture, to qualify or maintain the qualification of this Indenture under the Trust Indenture Act, if applicable;

provided, that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
(b) In the case of execution of an Intercreditor Agreement without the consent of the Holders, the Issuer shall have delivered to the Trustee an Officers’ Certificate, signed by the Chief Executive Officer and Chief Financial Officer of the Issuer, certifying that the Intercreditor Agreement shall have been entered into on the terms set forth in Section 9.07 in all material respects and any additional terms are not inconsistent with the terms set forth herein and not materially adverse to the Holders.
Section 9.02 With Consent of Holders.
(a) Subject to the terms of this Indenture and the Security Documents, the Issuer, the Co-Issuer, the Guarantors, the Trustee and the Note Collateral Agent, as applicable, may amend this Indenture with the consent of the Holders of a majority in principal amount of the Notes then outstanding (voting as one class) (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. An intercreditor agreement containing terms that differ from those set forth in Section 9.07 may be entered into and, subject to certain exceptions, the Intercreditor Agreement and the Security Documents may be amended, in each case with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes) and any past default or compliance with any provisions in an Intercreditor Agreement and the Security Documents may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer for, exchange for or purchase of, the Notes); and such amendments may not, without the consent of the Holders of 75% in principal amount of the Notes then outstanding, release all or substantially all of the Collateral other than in accordance with this Indenture, an Intercreditor Agreement and the Security Documents; provided, that without the consent of each Holder affected, no amendment or waiver may:
(1) change the maturity of any Note;
(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;
(3) reduce any premium payable upon optional redemption of the Notes, change the date on, or the circumstances under which, any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes (other than provisions relating to the repurchase of Notes under Sections 4.09 and 4.13 except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer and the Co-Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder of the Notes affected);

(4) make any Note payable in money or currency other than that stated in the Notes;
(5) make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes;
(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;
(7) impair the rights of Holders to receive payments of principal of or interest on the Notes;
(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or
(9) make any change in these amendment and waiver provisions.
(b) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
(c) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 9.03 Compliance with the Trust Indenture Act.
From the date on which this Indenture is qualified under the Trust Indenture Act, every amendment, waiver or supplement of this Indenture, the Notes or the Note Guarantees shall comply with the Trust Indenture Act as then in effect.
Section 9.04 Revocation and Effect of Consents.
Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of Section 9.02(a)(1) through Section 9.02(a)(9), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
Section 9.05 Notation on or Exchange of Notes.
If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuer or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee and the Note Collateral Agent To Sign Amendments, Etc..
The Trustee and the Note Collateral Agent shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, that the Trustee or the Note Collateral Agent, as applicable, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s or the Note Collateral Agent’s own rights, duties or immunities, as applicable, under this Indenture. The Trustee or the Note Collateral Agent, as applicable, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuers enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuers.

Section 9.07 Terms of Intercreditor Agreement.
(a) After the Issue Date, the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka shall be permitted to enter into or guarantee the Revolving Credit Facility, which may be secured by the Revolving Facility First-Priority Collateral. Notwithstanding the time, order or method of grant, creation, attachment or perfection of any Liens securing the Notes, the Liens of the Notes on the Revolving Facility First-Priority Collateral shall rank junior to the Revolving Facility First-Priority Liens under the Revolving Credit Facility. Concurrent with the Revolving Credit Facility, an intercreditor agreement shall be entered into between the Note Collateral Agent, the collateral agent under the Revolving Credit Facility (the “Revolving Collateral Agent”) and the relevant borrowers and guarantors parties thereto on the terms described in this section in all material respects (the “Intercreditor Agreement”). Compliance with this provision shall be evidenced by an Officers’ Certificate delivered to the Trustee.
(b) In no event will the Intercreditor Agreement or the Revolving Credit Facility require or permit a Lien of any priority on the Note Collateral other than the Revolving Facility First-Priority Liens, nor impair or condition any right of the Trustee, the Note Collateral Agent or the Holders of the Notes with respect to the Note Collateral, other than the Revolving Facility First-Lien Collateral on the terms described herein and in the Intercreditor Agreement, nor impair or condition any other rights of the Trustee, the Note Collateral Agent or the Holders of the Notes with respect to the relevant borrowers and guarantors under the Revolving Credit Facility or their Subsidiaries.
(c) The rights of the Holders of the Notes with respect to the Note Second Lien Collateral securing the Notes and the Note Guarantees will be materially limited pursuant to the terms of the Intercreditor Agreement. Under the terms of such Intercreditor Agreement, the Note Second-Priority Liens in the Revolving Facility First-Priority Collateral securing the Notes shall rank junior to the Revolving Facility First-Priority Liens. Any proceeds received upon a realization of the Revolving Facility First-Priority Collateral securing the Revolving Credit Facility Obligations and the Notes shall be applied as follows:
(1) first, to the Revolving Collateral Agent to be applied as required under the Revolving Credit Facility until the payment and discharge of the Revolving Credit Facility Obligations has occurred; and
(2) second, to the Trustee to be applied ratably to the Holders of the Notes and in such order as specified in this Indenture and the Security Documents (with the Note Collateral Agent entitled to apply any proceeds in respect of the Notes to its costs and expenses prior to principal and interest being paid to the Holders of the Notes).

(d) In the event of any release of the Note Collateral under this Indenture or Revolving Credit Facility, as the case may be, (i) in connection with an exercise of remedies (even if, with respect to the Revolving Facility First-Priority Collateral, such release violates this Indenture but complies with the Intercreditor Agreement) or (ii) that does not cause an express Default under this Indenture, the Note Liens on the Note Collateral and the Revolving Facility First-Priority Collateral shall be automatically released and the Agents shall be required to take any action (and be deemed to have authorized such action) as necessary to effect such release.
(e) (i) Prior to the discharge of the Revolving Facility First-Priority Liens, the Revolving Collateral Agent shall determine whether, and if so, the time and method by which to enforce its Revolving Facility First-Priority Lien in the Revolving Facility First-Priority Collateral. Neither the Note Collateral Agent nor the Revolving Collateral Agent will be permitted (whether directly or indirectly) to enforce the security interests and other rights related to any Collateral upon which it does not have a first-priority Lien or take any enforcement action against or in respect of the Note Collateral in which it does not have a first-priority Lien, even if an Event of Default has occurred and the Notes have been accelerated, except (i) in any insolvency or liquidation proceeding of the Issuer, the Co-Issuer or any Significant Subsidiary, the Note Collateral Agent may file a proof of claim with respect to the Notes or any Note Guarantee and (ii) exercise such rights as described in the following paragraphs and certain other limited rights.
(ii) After the discharge of the Revolving Facility First-Priority Liens, the Note Collateral Agent, acting at the instruction of the Holders of a majority in principal amount of the Notes, voting as one class, in accordance with the provisions of this Indenture and the Security Documents, shall determine the time and method by which its liens in the Note Second Lien Collateral will be enforced and, if applicable, shall distribute proceeds (after payment of the costs of enforcement and Collateral administration) of the Note Second Lien Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes.
(f) The Note Collateral Agent may exercise rights and remedies with respect to the security interests in the Note Second Lien Collateral after the passage of a period of 180 days from the first date on which the Note Collateral Agent has notified the Revolving Collateral Agent that (i) an Event of Default consisting of nonpayment of any principal or interest then due under the Notes has been declared, or (ii) an Event of Default other than an Event of Default consisting of nonpayment of any principal or interest then due under the Notes has been declared and the repayment of all the principal amount under the Notes has been demanded. However, the Note Collateral Agent is only permitted to exercise remedies to the extent that the Revolving Collateral Agent, or the secured parties, under the Revolving Credit Facility Obligations are not diligently pursuing the exercise of its rights and remedies with respect to a material portion of the Note Second Lien Collateral.

(g) In the event a bankruptcy proceeding shall be commenced by or against the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka, and the Note Collateral Agent, at the institution of the majority of the Holders of Notes, and the Revolving Collateral Agent shall desire to permit the Issuer, the Co-Issuer, any Subsidiary Guarantor or Absaloka the use of cash collateral which constitutes Collateral or to enter into a debtor-in-possession financing (a “DIP Financing”) in such proceeding, (i) the Note First-Priority Liens on the Note Collateral other than the Revolving Facility First-Priority Collateral and (ii) the Note Second-Priority Liens on the Revolving Facility First-Priority Collateral may, in each case be made junior and subordinated to Liens granted to secure such DIP Financings. The use of cash collateral or the provision of DIP Financing will require the approval of the governmental authority having jurisdiction over such bankruptcy proceeding, to the extent required by law. To the extent the first-priority Liens securing the Revolving Credit Facility Obligations are subordinated to or pari passu with such DIP Financing, the Note Collateral Agent (a) shall subordinate or make pari passu its Note Second-Priority Liens in the Revolving Facility First-Priority Collateral to the same extent that the Revolving Credit Facility Obligations are subordinated or pari passu to (x) the Liens securing such DIP Financing (and all obligations relating thereto), (y) adequate protection provided to the representative for, or holders of, the Revolving Credit Facility Obligations, and (z) any “carve-out” agreed by the representative for, or holders of, the Revolving Credit Facility Obligations and (b) shall not request adequate protection or any other relief in connection with the Note Second-Priority Liens (other than as described below).
(h) The Agents will only be permitted to seek adequate protection without the consent of the Holders of the Notes or the Revolving Collateral Agent, as applicable, (i) in the form of the benefit of additional or replacement Liens on the Note Collateral (including Proceeds thereof arising after the commencement of any insolvency or liquidation proceeding), or additional or replacement collateral to secure the Notes or the Revolving Credit Facility Obligations, as long as the Trustee and the Revolving Collateral Agent, as applicable, are also granted such additional or replacement Liens or additional or replacement collateral and such additional or replacement Liens are in the case of the Revolving Facility First-Priority Collateral, subordinated to the Liens securing the Revolving Credit Facility Obligations to the same extent as the Note Second-Priority Liens on the Revolving Facility First-Priority Collateral are subordinated to the Revolving Facility First-Priority Liens and (ii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to the Trustee or the representative of the Revolving Credit Facility Obligations, as applicable. The Intercreditor Agreement shall limit the right of the Agents to seek relief from the “automatic stay” and shall provide that neither Agent may assert any right of marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Note Collateral.

(i) (1) Upon the occurrence of any acceleration under the Revolving Credit Facility Obligations, the Holders shall have the right to buy-out all of the Revolving Credit Facility Obligations as described below. In addition, upon any acceleration of the Revolving Credit Facility Obligations, no action to enforce remedies may be taken by any lender under the Revolving Credit Facility (“Revolving Lender”) or the Revolving Collateral Agent with respect to the Revolving Credit Facility Obligations for a period of (a) initially, 30 days from the date of the acceleration notice given by the Revolving Lenders to the Issuer and (b) if the Holder Buy-out Right (as defined below) is exercised prior to the conclusion of such 30-day period, an additional 10 days (such period, the “Standstill Period”); provided, that actions to prepare for sale of or other enforcement against the Collateral, including notifying account debtors to make payments to the Revolving Lenders, that do not result in any disposition of the Collateral shall be deemed not to violate the foregoing.
(2) Each Holder shall have the right (but not the obligation) to purchase (or to designate an Affiliate or other party to purchase) all of the rights and obligations of the Revolving Lenders, including all of the commitments or Revolving Credit Facility Obligations owing to them (the “Holder Buy-out Right”) for an aggregate purchase price equal to the sum of (x) the then outstanding principal amount of such Revolving Credit Facility Obligations, plus (y) all accrued and unpaid interest thereon, plus (z) all other amounts accrued and unpaid in respect thereof (the “Revolving Buy-out Price”).
(3) (A) The Holder Buy-out Right may be exercised by Holders upon written notice thereof to the administrative agent under the Revolving Credit Facility (the “Administrative Agent”) and the Issuer within 30 days of public notice of any event of default or acceleration of the Revolving Credit Facility Obligations committing to the purchase of 100% of the Revolving Credit Facility Obligations; provided, that so long as 100% of the Revolving Credit Facility Obligations are committed to be purchased, such Revolving Credit Facility Obligations shall be allocated as described below.
(B) Such written notice shall identify the Holder or Holders exercising such Holder Buy-out Right and contain no conditions other than the satisfaction of the requirements of the Revolving Credit Facility as to the assignment of Revolving Credit Facility Obligations to a Holder purchasing such Revolving Credit Facility Obligations. Such notice shall constitute an irrevocable commitment by (x) the delivering Holders to the Revolving Lenders to purchase the Revolving Credit Facility Obligations for the Revolving Buy-out Price no later than the last day of the Standstill Period and (y) the Revolving Lenders to sell the Revolving Credit Facility Obligations to the Holders upon delivery of the Revolving Buy-out Price to the Administrative Agent.

(C) Each Holder exercising its Holder Buy-Out Right shall be entitled to a share of the Revolving Credit Facility Obligations based on its pro-rata share of the aggregate amount of outstanding Notes, subject to increases by a pro-rata share of Notes allocable to Holders that do not elect to purchase their pro rata share.
(4) The Revolving Buy-out Price shall be paid in immediately available funds to the Administrative Agent on behalf of the Revolving Lenders, and the Administrative Agent shall promptly pay the proceeds thereof to such Revolving Lenders in accordance with their interests. If the Revolving Buy-out Price is not received by the Administrative Agent in accordance with the foregoing, the Administrative Agent may enforce such commitment on behalf of the Revolving Lenders and may exercise all other remedies hereunder, including enforcement of all remedies against the Collateral.
ARTICLE TEN
COLLATERAL
Section 10.01 Collateral and Security Documents.
The due and punctual payment of the principal of, premium (if any) and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by law) interest on the Notes and performance of all other obligations of the Issuers, the Subsidiary Guarantors and Absaloka to the Holders, the Trustee or the Note Collateral Agent under this Indenture, the Notes, the Intercreditor Agreement (if any) and the Security Documents, according to the terms hereunder or thereunder, shall be secured by the Note Liens on the Collateral, subject to Permitted Liens and the exclusion of Excluded Property, as provided in the Security Documents, which may be subject to the terms of the Intercreditor Agreement (if any). Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and, if applicable, the Intercreditor Agreement (subject to Section 9.01(b), Section 9.02(a) and Section 10.09) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Note Collateral Agent to enter into the Security Documents (including mortgages and deeds of trusts for the Real Property identified in the Security Documents) and the Intercreditor Agreement (subject to Section 10.09) and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act incorporated herein, the Trust Indenture Act shall control. The Issuers shall, and shall cause the Subsidiary Guarantors and Absaloka to, deliver to the Note Collateral Agent copies of all documents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 10.01, to assure and confirm to the Note Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers shall, and shall cause the Subsidiary Guarantors and Absaloka to, take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations under the Notes, a valid and enforceable, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), perfected Lien and security interest (subject to Permitted Liens) in and on all of the Collateral (subject to the terms of the Intercreditor Agreement (if any)), in favor of the Note Collateral Agent for the benefit of the Holders, in each case subject to and in accordance with the terms of the Security Documents.
Section 10.02 Recordings and Opinions.
(a) To the extent applicable, the Issuer will cause Trust Indenture Act § 313(b), relating to reports, and Trust Indenture Act § 314(d), relating to the release of property or securities, to be complied with.
(b) Any release of Collateral permitted by Section 10.03 hereof will be deemed not to impair the Note Liens under this Indenture and the Security Documents in contravention thereof. Any certificate or opinion required by Trust Indenture Act § 314(d) may be made by an Officer or legal counsel, as applicable, of the Issuer except in cases where Trust Indenture Act § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.
(c) Notwithstanding anything to the contrary contained in this Section 10.02, so long as no Default or Event of Default under this Indenture would result therefrom and such transaction would not violate the Trust Indenture Act, the Issuer, the Co-Issuer, the Subsidiary Guarantors and Absaloka may, among other things, without any release or consent by the Trustee or the Note Collateral Agent, conduct ordinary course activities with respect to Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents; (iii) surrendering or modifying any license or permit subject to the Lien of this Indenture or any of the Security Documents which it may own or under which it may be operating; (iv) granting a license of any intellectual property; (v) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vi) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (vii) making cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Note Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and (viii) abandoning any intellectual property which is no longer used or useful in the Issuer’s, the Co-Issuer’s, Subsidiary Guarantor’s or Absaloka’s business. The Issuer and the Co-Issuer must deliver to the Note Collateral Agent, within 30 calendar days following the end of each six month period beginning on January 1 and July 1 of any year, an Officers’ Certificate to the effect that none of the releases and withdrawals occurring during the preceding six month period (or since the Issue Date, in the case of the first such certificate) were prohibited by this Indenture.
Section 10.03 Release of Collateral.
(a) The Liens on the Collateral under the Security Documents securing the Obligations with respect to the Notes and the Note Guarantees and this Indenture will be released, subject to this Section 10.03,
(1) in whole, upon payment in full of the principal of, accrued and unpaid interest, and premium, if any, on the Notes;
(2) in whole, upon satisfaction and discharge as set forth under Section 8.01;
(3) in whole, upon a Legal Defeasance or Covenant Defeasance as set forth under Section 8.02;
(4) as to any asset constituting Note Collateral (A) that is sold or otherwise disposed of by the Issuer, the Co-Issuer, any of the Subsidiary Guarantors or Absaloka (to a person that is not the Issuer, the Co-Issuer or a Subsidiary Guarantor or Absaloka) in a transaction permitted by Section 4.13 and by the Security Documents (to the extent of the interest sold or disposed of) or otherwise permitted by this Indenture and the Security Documents, if all Liens on that asset then securing the Notes and the Note Guarantees then secured by that asset (including all commitments thereunder) are released or (B) that is otherwise released in accordance with, and as expressly provided for in accordance with, this Indenture, the Intercreditor Agreement and the Security Documents;
(5) in compliance with Section 9.02, as to property that constitutes less than all or substantially all of the Note Collateral, with the consent of the Controlling Secured Parties (or, in the case of a release of all or substantially all of the Note Collateral, with the consent of the Holders of 75% in principal amount of the Notes then outstanding), including consents obtained in connection with a tender offer or Exchange Offer for, or purchase of, Notes; and
(6) with respect to assets of a Guarantor upon release of such Guarantor from its Note Guarantee pursuant to Section 11.04.

provided that, in the case of any release in whole pursuant to clause (a)(1) above, all amounts owing to the Note Collateral Agent, the Trustee under the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement have been paid.
(b) In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Note Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article Ten to be sold be under any obligation to ascertain or inquire into the authority of the Issuers or the applicable Guarantor to make any such sale or other transfer.
(c) Any release of any Lien on the Collateral under the Security Documents securing the Obligations under the Notes and this Indenture under this Section 10.03 will occur automatically as provided in Sections 10.03(a)(4)(A) and 10.03(a)(4)(B), upon receipt of an Officers’ Certificate and an Opinion of Counsel that all conditions precedent to such release have been satisfied, the Note Collateral Agent shall promptly execute, deliver or acknowledge such appropriate instruments or releases to evidence such release as the applicable Issuer or Guarantor may request. Upon receipt of an Officers’ Certificate and an Opinion of Counsel that all conditions precedent to such release have been satisfied, the Note Collateral Agent shall also release the Liens on the Collateral under the Security Documents securing the Obligations under the Notes and this Indenture as provided in the other subparts of Section 10.03(a).
Section 10.04 Suits to Protect the Collateral.
Subject to the provisions of Article Seven hereof and the provisions of the Intercreditor Agreement (if any), the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Note Collateral Agent to take all actions it deems necessary or appropriate in order to:
(a) Enforce any of the terms of the Security Documents; and
(b) Collect and receive any and all amounts payable in respect of the Obligations hereunder.
Subject to the terms, conditions and provisions of this Indenture and the Security Documents and the Intercreditor Agreement (if any), the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Note Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens on the Note Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 10.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee.

Section 10.05 Authorization of Receipt of Funds by the Trustee Under the Security Documents.
As may be subject to the provisions of the Intercreditor Agreement (if any), the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.
Section 10.06 Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Ten upon any Issuers or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of such Issuer or Guarantor or of any officer or officers thereof required by the provisions of this Article Ten; and if the Collateral shall be in the possession of the Note Collateral Agent under any provision of this Indenture, then such powers may be exercised by the Note Collateral Agent.
Section 10.07 Note Collateral Agent.
(a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Note Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreement (if any) and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Note Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Note Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto. The Note Collateral Agent agrees to act as such on the express conditions contained in this Section 10.07. The provisions of this Section 10.07 are solely for the benefit of the Note Collateral Agent and none of the Trustee, any of the Holders nor any of the Issuers or Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.03. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreement, the Note Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Note Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder, any Issuer or any Subsidiary of the Issuer or

the Co-Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreement or otherwise exist against the Note Collateral Agent. The Note Collateral Agent shall not be required to take any action which is contrary to applicable law or any provision of this Indenture, the Security Documents or the Intercreditor Agreement. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Note Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Note Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Note Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article Six, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.
(b) The Note Collateral Agent may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through agents, sub-agents, employees, attorneys-in-fact, custodians, nominees or through its related Persons and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Note Collateral Agent shall not be responsible for the negligence or misconduct of any such Persons that it selects with due care as long as such selection was made without gross negligence or willful misconduct.
(c) None of the Note Collateral Agent, nor any of its respective related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence, willful misconduct, or bad faith) or under or in connection with any Security Document or Intercreditor Agreement or the transactions contemplated thereby (except for its own negligence, willful misconduct or bad faith), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by any Issuer or any Guarantor, Officer or related Person thereof, contained in this Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Note Collateral Agent under or in connection with, this Indenture, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Intercreditor Agreement, or for any failure of any Issuer, Guarantor or any other party to this Indenture, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Note Collateral Agent or any of its respective related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Intercreditor Agreement or to inspect the properties, books, or records of any Issuer, Guarantor or Absaloka.

(d) The Note Collateral Agent shall be entitled to rely conclusively, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic transmission or telephone message, statement, or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to any Issuer or Guarantor), independent accountants and other experts and advisors selected by the Note Collateral Agent. The Note Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Note Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(e) The Note Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Note Collateral Agent shall have received written notice from the Trustee or an Issuer or Guarantor referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Note Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article Six (subject to this Section 10.07); provided, however, that unless and until the Note Collateral Agent has received any such request, the Note Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.
(f) Wells Fargo Bank, National Association and its respective Affiliates (and any successor Note Collateral Agent and its affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Issuer, Guarantor or Absaloka and its Affiliates as though it was not the Note Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wells Fargo Bank, National Association or its respective Affiliates (and any successor Note Collateral Agent and its affiliates) may receive information regarding any Issuer, Guarantor or Absaloka or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Issuer, Guarantor, Absaloka or such Affiliate) and acknowledge that the Note Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of Wells Fargo Bank, National Association (or any successor Note Collateral Agent) to advance funds.

(g) The Note Collateral Agent may resign at any time upon thirty (30) days’ prior written notice to the Trustee and the Issuers, the Guarantors and Absaloka, such resignation to be effective upon the acceptance of a successor agent to its appointment as Note Collateral Agent. If the Note Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Note Collateral Agent (as stated in the notice of resignation), the Note Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Issuer (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Note Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Note Collateral Agent, and the term “Note Collateral Agent” shall mean such successor collateral agent, and the retiring Note Collateral Agent’s appointment, powers and duties as the Note Collateral Agent shall be terminated. After the retiring Note Collateral Agent’s resignation hereunder, the provisions of this Section 10.07 (and Section 10.08) shall continue to inure to its benefit and the retiring Note Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Note Collateral Agent under this Indenture. The Trustee shall initially act as Note Collateral Agent and shall be authorized to appoint co-Note Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or, if applicable, the Intercreditor Agreement, neither the Note Collateral Agent nor any of its respective officers, directors, employees or agents or other related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Note Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Note Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.
(h) The Trustee, as such and as Note Collateral Agent, is authorized and directed by each Holder to (i) enter into the Security Documents, (ii) enter into the Intercreditor Agreement (subject to Section 9.01, Section 9.02(a) and Section 10.09), (iii) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

(i) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Note Collateral Agent to, unless specifically requested to do so by the Controlling Secured Parties, take or cause to be taken any action to enforce its rights under this Indenture, the Notes or the Security Documents or against any Issuer or Guarantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.
(j) If at any time or times the Trustee shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations secured by the Security Documents arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Note Collateral Agent pursuant to the terms of this Indenture, the Security Documents or the Intercreditor Agreement, or (ii) payments from the Note Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to this Indenture, the Security Documents or the Intercreditor Agreement, the Trustee shall promptly turn the same over to the Note Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Note Collateral Agent.
(k) The Note Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession.
(l) The Note Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Issuer, Guarantor or Absaloka or is cared for, protected, or insured or has been encumbered, or that the Note Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s, Guarantor’s or Absaloka’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Note Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Note Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Note Collateral Agent’s interest in the Collateral and that the Note Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.
(m) No provision of this Indenture, the Intercreditor Agreement or any Security Document shall require the Note Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Note Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(n) The Note Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it believes in good faith to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Note Collateral Agent was grossly negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Note Collateral Agent may agree in writing with the Issuers (and money held in trust by the Note Collateral Agent need not be segregated from other funds except to the extent required by law), (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Note Collateral Agent shall not be construed to impose duties to act.
(o) Neither the Note Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Note Collateral Agent nor the Trustee shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.
Section 10.08 Compensation and Indemnity.
The Note Collateral Agent shall be entitled to the compensation and indemnity set forth in Section 7.07 (with the references to the Trustee therein being deemed to refer to the Note Collateral Agent).
Section 10.09 Intercreditor Agreement and Other Security Documents.
(a) Subject to Section 9.01, Section 9.02 and clause (b) below, the Trustee and Note Collateral Agent is each hereby directed and authorized to execute and deliver the Intercreditor Agreement or any other Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Note Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action pursuant to the Intercreditor Agreement or any Security Document, the Trustee and Note Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(b) To the extent that the Intercreditor Agreement contains terms that are in addition to those specified in Section 9.07, the Issuer shall be authorized to determine such terms with the Revolving Credit Lender, which shall be customary terms not inconsistent with the terms set forth therein and not materially adverse to the Holders of the Notes. If the Issuer and the Revolving Lenders are unable to agree on an Intercreditor Agreement on the terms set forth in Section 9.07 in all material respects, the terms of any proposed intercreditor agreement shall require the consent of the Holders of a majority in principal amount of the Notes then outstanding in accordance with Section 9.02(a).
ARTICLE ELEVEN
NOTE GUARANTEE
Section 11.01 Unconditional Guarantee.
Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior secured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the obligations of the Issuers or any other Guarantors to the Holders, the Trustee or the Note Collateral Agent hereunder or thereunder (the “Note Guarantees”): (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of the Issuers and all other obligations of the other Guarantors (including under the Note Guarantees and the Security Documents), in each case, to the Holders, the Trustee or the Note Collateral Agent hereunder or thereunder (including amounts due the Trustee or the Note Collateral Agent under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuers to the Holders under this Indenture, under the Notes or the Security Documents, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture, the Notes or the Security Documents shall constitute an event of default under the Note Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuers.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, this Note Guarantee and the Security Documents. This Note Guarantee is a guarantee of payment and not of collection. If any Holder, the Trustee or the Note Collateral Agent is required by any court or otherwise to return to the Issuers or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuers or such Guarantor, any amount paid by the Issuers or such Guarantor to the Trustee, such Holder or the Note Collateral Agent, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
Section 11.02 Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial, territorial or foreign law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to (i) all other contingent and fixed liabilities of such Guarantor (including any guarantees under any revolving credit agreement permitted by Section 4.10(b)(1) that are relevant under such laws), and (ii) any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. In order to provide for just and equitable contribution among the Guarantors, each Guarantor agrees that, in the event that any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Note Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Guarantee Obligations.

Section 11.03 Execution and Delivery of Note Guarantee.
To further evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form of Exhibit C hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Note Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Note Guarantee of such Note shall nevertheless be valid.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.
Section 11.04 Release of a Guarantor.
A Guarantor shall be automatically released from its obligations under its Notes Guarantee and its obligations under this Indenture and the Security Documents and any of its assets that constitute Collateral will be released from the Liens created by the Security Documents:
(1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuers or any Restricted Subsidiary; provided, that in the case of a sale or disposition constituting an Asset Sale, the Net Available Proceeds of such sale or other disposition are applied in accordance with the provisions under Section 4.13;

(2) if such Guarantor is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, upon effectiveness of such designation; or
(3) if the Notes are discharged or defeased in accordance with the procedures described in Sections 8.01 and 8.02.
The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Note Guarantee upon receipt of a request by the Issuers or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Issuer.
Except as set forth in Articles Four and Five and this Section 11.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuers or another Guarantor.
Section 11.05 Waiver of Subrogation.
Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuers or any other Guarantor that arise from the existence, payment, performance or enforcement of the Issuers’ obligations or any other Guarantor’s obligations, in each case under the Notes, this Indenture or the Security Documents and such Guarantor’s obligations under this Note Guarantee, this Indenture or the Security Documents, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuers or any other Guarantor, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other assets or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee, the Holders of Notes or the Note Collateral Agent under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee, the Holders or the Note Collateral Agent and shall forthwith be paid to the Trustee for the benefit of itself, such Holders or the Note Collateral Agent to be credited and applied to the Obligations in favor of the Trustee, the Holders or the Note Collateral Agent, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

Section 11.06 Immediate Payment.
Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.
Section 11.07 No Setoff.
Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated (the “Denominated Currency”), and shall be made without setoff, counterclaim, reduction or diminution of any kind or nature. If any Guarantor makes payment relative to any Guarantee Obligations in a currency (the “Other Currency”) other than the Denominated Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of such Guarantor’s Guarantee Obligations only to the extent of the amount of the Denominated Currency which the Trustee is able to purchase on behalf of the Holders of all Guarantee Obligations with the amount it receives on the date of receipt. If the amount of the Denominated Currency which the Trustee is able to purchase is less than the amount of such currency originally due to it in respect to the relevant Guarantee Obligations, the relevant Guarantor shall indemnify and save the Trustee harmless from and against any loss or damage arising as a result of such deficiency. This indemnity constitutes an obligation separate and independent from the other obligations contained in this Indenture, gives rise to a separate and independent cause of action, applies irrespective of any indulgence granted by the Trustee and continues in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.
Section 11.08 Note Guarantee Obligations Absolute.
The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Note Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

Section 11.09 Note Guarantee Obligations Continuing.
The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as the Trustee shall reasonably request and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the reasonable judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.
Section 11.10 Note Guarantee Obligations Not Reduced.
The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes, this Indenture or the Security Documents.
Section 11.11 Note Guarantee Obligations Reinstated.
The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuers or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuers or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuers or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuers or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.
Section 11.12 Note Guarantee Obligations Not Affected.
To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:
(a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuers or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuers or any other Person;

(b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuers or any other Person under this Indenture, the Notes or any other document or instrument;
(c) any failure of the Issuers or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes, the Security Documents or any Note Guarantee, or to give notice thereof to a Guarantor;
(d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuers or any other Person or their respective assets or the release or discharge of any such right or remedy;
(e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuers or any other Person;
(f) any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;
(g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer, the Co-Issuer or a Guarantor;
(h) any merger or amalgamation of the Issuers or a Guarantor with any Person or Persons;
(i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Note Guarantee; and
(j) any other circumstance, including release of another Guarantor pursuant to Section 11.04 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuers under this Indenture or the Notes or of a Guarantor in respect of its Note Guarantee hereunder.

Section 11.13 Waiver.
Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuers, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuers or any Guarantor of any kind whatsoever.
Section 11.14 No Obligation To Take Action Against the Issuers.
Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuers or any other Person or any property of the Issuers or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.
Section 11.15 Dealing with the Issuers and Others.
The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and under the Note Guarantees and without the consent of or notice to any Guarantor, may
(a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuers or any other Person;
(b) take or abstain from taking security or collateral from the Issuers or from perfecting security or collateral of the Issuers;
(c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuers or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;
(d) accept compromises or arrangements from the Issuers;
(e) apply all monies at any time received from the Issuers or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and
(f) otherwise deal with, or waive or modify their right to deal with, the Issuers and all other Persons and any security as the Holders or the Trustee may see fit.

Section 11.16 Default and Enforcement.
If any Guarantor fails to pay in accordance with Section 11.06 hereof, subject to the provisions of the Intercreditor Agreement (if any), the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.
Section 11.17 Amendment, Etc.
No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.
Section 11.18 Acknowledgment.
Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.
Section 11.19 Costs and Expenses.
Each Guarantor shall pay on demand by the Trustee any and all reasonable, documented out-of-pocket costs, fees and expenses (including, without limitation, reasonable legal fees) incurred by the Trustee, the Note Collateral Agent and their respective agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.
Section 11.20 No Merger or Waiver; Cumulative Remedies.
No Note Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege under the Note Guarantees or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under the Note Guarantees or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Notes, the Intercreditor Agreement (if any), the Security Documents and any other document or instrument between a Guarantor and/or the Issuers and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 11.21 Survival of Note Guarantee Obligations.
Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor, to the fullest extent permitted by law, without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Issuers or any Guarantor.
Section 11.22 Note Guarantee in Addition to Other Guarantee Obligations.
The obligations of each Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.
Section 11.23 Severability.
Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.
Section 11.24 Successors and Assigns.
Each Note Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and the Note Collateral Agent and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations under the Note Guarantees and this Indenture.

ARTICLE TWELVE
MISCELLANEOUS
Section 12.01 Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.
Section 12.02 Notices.
Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
if to the Issuers or a Guarantor:
Westmoreland Coal Company
2 North Cascade Avenue, 2nd Floor
Colorado Springs, CO 80903
Attention: General Counsel
Telephone: (719) 442-2600
Facsimile: (719) 448-5826
with a copy to:
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, CO 80202
Attention: John A. Elofson, Esq.
Facsimile: (303) 893-1379
if to the Trustee:
Wells Fargo Bank, National Association
201 Main Street
Suite 301
Fort Worth, TX 76102
Attention: Corporate Trust and Escrow Services
Telephone: (817) 334-7065
Facsimile: (817) 885-8650
if to the Note Collateral Agent:
Wells Fargo Bank, National Association
201 Main Street
Suite 301
Fort Worth, TX 76102
Attention: Corporate Trust and Escrow Services
Telephone: (817) 334-7065
Facsimile: (817) 885-8650

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back if by telex; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.
Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 12.03 Communications by Holders with Other Holders.
Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture, the Notes or the Note Guarantees. The Issuers, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).
Section 12.04 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
(1) an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuers or the Guarantors, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.
Section 12.05 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.06, shall include:
(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and
(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
Section 12.06 Rules by Trustee, Paying Agent, Registrar.
The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.
Section 12.07 Legal Holidays.
If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.
Section 12.08 Governing Law.
This Indenture, the Notes, the Note Guarantees, the Security Documents (except as to real estate and certain other security documents required to be governed by local law) and the Intercreditor Agreement will be governed by, and construed in accordance with, the laws of the State of New York.
Section 12.09 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10 No Recourse Against Others.
No director, officer, employee, incorporator, stockholder, member or manager of the Issuer, the Co-Issuer or any Restricted Subsidiary will have any liability for any obligations of the Issuer or the Co-Issuer under the Notes, this Indenture, the Security Documents or the Intercreditor Agreement or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Section 12.11 Successors.
All agreements of the Issuers and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
Section 12.12 Duplicate Originals.
All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Indenture. Any party delivering an executed counterpart of this Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Indenture.
Section 12.13 Severability.
In case any one or more of the provisions in this Indenture, in the Notes or in the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

WESTMORELAND COAL COMPANY

By:	/s/ Keith E. Alessi

Name: Keith E. Alessi
Title: President and Chief Executive Officer

WESTMORELAND PARTNERS

By:	Westmoreland-Roanoke Valley, L.P. its general partner

By:	WEI-Roanoke Valley, Inc. its general partner

	By:	/s/ Jennifer S. Grafton

Name: Jennifer S. Grafton
Title: General Counsel and Secretary

By:	Westmoreland-North Carolina Power, L.L.C. its general partner

	By:	/s/ Jennifer S. Grafton

Name: Jennifer S. Grafton
Title: General Counsel and Secretary
[Signature Page to Indenture]

WESTMORELAND ENERGY LLC

By:	/s/ Jennifer S. Grafton Name: Jennifer S. Grafton
Title: General Counsel and Secretary

WESTMORELAND - NORTH CAROLINA POWER L.L.C.

By:	/s/ Jennifer S. Grafton Name: Jennifer S. Grafton
Title: General Counsel and Secretary

WEI-ROANOKE VALLEY, INC.

By:	/s/ Jennifer S. Grafton Name: Jennifer S. Grafton
Title: General Counsel and Secretary

WESTMORELAND RESOURCES, INC.

By:	/s/ Jennifer S. Grafton Name: Jennifer S. Grafton
Title: General Counsel and Secretary
[Signature Page to Indenture]

WRI PARTNERS, INC.

By:	/s/ Jennifer S. Grafton Name: Jennifer S. Grafton
Title: General Counsel and Secretary

WESTMORELAND MINING SERVICES, INC.

By:	/s/ Jennifer S. Grafton Name: Jennifer S. Grafton
Title: Associate General Counsel and Assistant Secretary

WESTMORELAND COAL SALES COMPANY, INC.

By:	/s/ Jennifer S. Grafton Name: Jennifer S. Grafton
Title: Associate General Counsel and Assistant Secretary

WESTMORELAND POWER, INC.

By:	/s/ Jennifer S. Grafton Name: Jennifer S. Grafton
Title: Associate General Counsel and Assistant Secretary
[Signature Page to Indenture]

WCC LAND HOLDING COMPANY, INC.

By:	/s/ Jennifer S. Grafton

Name: Jennifer S. Grafton
Title: Associate General Counsel and Assistant Secretary

WESTMORELAND - ROANOKE VALLEY, L.P.

By:	WEI-Roanoke Valley, Inc.,
its general partner

	By:	/s/ Jennifer S. Grafton Name: Jennifer S. Grafton
Title: Secretary
[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/ John C. Stohlman Name: John C. Stohlmann
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Note Collateral Agent

By:	/s/ John C. Stohlman Name: John C. Stohlmann
Title: Vice President
[Signature Page to Indenture]

EXHIBIT A
[Insert the Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Temporary Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]
WESTMORELAND COAL COMPANY
WESTMORELAND PARTNERS
10.75% Senior Secured Notes due 2018

CUSIP No.
No.	$
WESTMORELAND COAL COMPANY, a Delaware corporation (the “Issuer”), and WESTMORELAND PARTNERS, a Virginia partnership (the “Co-Issuer” and, together with the Issuer, the “Issuers”), for value received promise to pay to CEDE & CO. or its registered assigns, the principal sum of  _____  on February 1, 2018.
Interest Payment Dates: February 1 and August 1, commencing August 1, 2011.
Record Dates: January 15 and July 15.
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.
Dated:

WESTMORELAND COAL COMPANY

By:

Name: Keith E. Alessi
Title: President and Chief Executive Officer

WESTMORELAND PARTNERS

By:	Westmoreland-Roanoke Valley, L.P.
its general partner

By:	WEI-Roanoke Valley, Inc.
its general partner

By:
Name: Jennifer S. Grafton
Title: General Counsel and Secretary

By:	Westmoreland-North Carolina Power, L.L.C.
its general partner

By:
Name: Jennifer S. Grafton
Title: General Counsel and Secretary
[Signature Page to the Note]

This is one of the 10.75% Senior Secured Notes due 2018 described in the within-mentioned Indenture.

Dated:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name: John C. Stohlmann
Title: Vice President
[Signature Page to the Note]

(Reverse of Note)
10.75% Senior Secured Notes due 2018
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
SECTION 1. Interest. WESTMORELAND COAL COMPANY, a Delaware corporation (the “Issuer”), and WESTMORELAND PARTNERS, a Virginia partnership (the “Co-Issuer” and, together with the Issuer, the “Issuers”), promise to pay interest on the principal amount of this Note at 10.75% per annum from February 4, 20111 until maturity. [The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated February 4, 2011, between the Issuers, the Guarantors and the Initial Purchaser named therein (the “Registration Rights Agreement”), including the right to receive Special Interest (as defined in the Registration Rights Agreement).]2 The Issuers will pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing August 1, 2011. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest (including post-petition interest in any proceedings under bankruptcy law) on overdue principal and premium, if any, and (to the extent permitted by law) on overdue installments of interest and Additional Interest will accrue at 2% per annum in excess of the rate of interest on the Notes without regard to any applicable grace period, and in each case will be payable from time to time on demand.
SECTION 2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 or integral multiples of $1,000 in excess thereof.
The Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to the Issuer at least ten Business Days prior to the relevant Interest Payment Date will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof to an account in the United States. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

[1]	For Initial Notes only.

[2]	Include only for Initial Note.

SECTION 3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.
SECTION 4. Indenture. The Issuers issued the Notes under an Indenture dated as of February 4, 2011 (“Indenture”) by and among the Issuer, the Co-Issuer, the Guarantors, the Note Collateral Agent and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.
SECTION 5. Optional Redemption. Except as set forth in Section 6 hereof, the Notes may not be redeemed prior to February 1, 2015. At any time or from time to time on or after February 1, 2015, the Issuer, at its option, may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning February 1 of the years indicated:

Year	Percentage

2015	103.583%
2016	101.792%
2017 and thereafter	100.000%
SECTION 6. Optional Redemption upon Qualified Equity Offerings. (a) At any time or from time to time prior to February 1, 2015, the Issuer, at its option, may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to the Exchange Notes) with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 110.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture but without duplication with respect to the Exchange Notes) remains outstanding immediately after the occurrence of such redemption and (ii) such redemption shall occur within 60 days of the date of the closing of any such Qualified Equity Offering.

SECTION 7. Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.
The Issuer is, subject to certain conditions and exceptions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with (i) net cash proceeds of certain sales or other dispositions of assets and (ii) Excess Cash Flow, in each case in accordance with the Indenture.
SECTION 8. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption and redeemed Notes will be cancelled as of the redemption date so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.
SECTION 9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 or integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuers and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.
SECTION 10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, maintain the qualification of the Indenture under the Trust Indenture Act, or make any change that does not materially adversely affect the rights of any Holder of a Note. In addition, without notice to or consent of any Holder, the Issuers may enter into an Intercreditor Agreement if a Revolving Credit Facility is entered into after the date of the Indenture; provided that any such Intercreditor Agreement shall contain the terms as are specified in Section 9.07 of the Indenture, in all material respects.
SECTION 12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer or the Co-Issuer, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest including an accelerated payment or the failure to make a payment on the Change of Control Payment Date, the Net Proceeds Payment Date pursuant to a Net Proceeds Offer or the Excess Cash Flow Payment Date pursuant to an Excess Cash Flow Offer or a Default in complying with the provisions of Article Five of the Indenture) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.
SECTION 13. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer, the Co-Issuer and the Restricted Subsidiaries of the Issuer to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of their assets or to engage in transactions with affiliates. The Indenture also requires the Issuer to provide Holders of the Notes with the right to purchase, on a pro rata basis with respect to Notes held as of such date, Additional Notes in certain circumstances after June 30,2015. The limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

SECTION 14. No Recourse Against Others. No director, officer, employee, incorporator, stockholder, partner, member or manager of the Issuer, the Co-Issuer or any Guarantor shall have any liability for any obligations of the Issuers under the Notes or the Indenture, or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 15. Note Guarantees. This Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
SECTION 16. Collateral. The Notes and the Note Guarantees are secured by the Note Liens on the Collateral, subject to Permitted Liens and the exclusion of Excluded Property, on the terms and conditions set forth in the Indenture, the Intercreditor Agreement (if a Revolving Credit Facility is entered into) and the Security Documents. If the Issuer, the Co-Issuer, any Guarantor or Absaloka enters into a Revolving Credit Facility after the date of the Indenture on the terms permitted by the Indenture, the Revolving Lenders will be entitled, pursuant to an Intercreditor Agreement to be entered into on such terms set forth in Section 9.07 of the Indenture, to a Revolving Facility First-Priority Lien on the Revolving Facility First-Priority Collateral, and the holders of the Notes would have a Note Second-Priority Lien on the Revolving Facility First-Priority Collateral. The Note Collateral Agent holds the Note Lien on the Collateral in trust for the benefit of the Trustee and the Holders pursuant to the Indenture, the Security Documents and (if applicable) the Intercreditor Agreement. Each Holder, by accepting this Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Collateral) and the Intercreditor Agreement on the terms set forth in Section 9.07 of the Indenture as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture, and authorizes and directs the Note Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith.
SECTION 17. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.
SECTION 18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
SECTION 19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 20. CUSIP Numbers. The Issuers in issuing the Notes may use “CUSIP” numbers, “ISINs” and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and Common Code numbers.
SECTION 21. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM
I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint                                                                 agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)
In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the first anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:
[Check One]
(1) ☐	to the Issuer, the Co-Issuer or a subsidiary thereof; or

(2) ☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ☐	outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act; or

(4) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5) ☐	pursuant to an effective registration statement under the Securities Act; or

(6) ☐	pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Issuers as defined in Rule 144 under the Securities Act (an “Affiliate”):
☐ The transferee is an Affiliate of the Issuer.
Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4) or (6) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

	Amount of decrease in	Amount of increase in	Principal amount of this	Signature of authorized
Date of	Principal amount of this	Principal amount of this	Global Note following such	officer of Trustee or Notes
Exchange	Global Note	Global Note	decrease or increase	Custodian

EXHIBIT B
[FORM OF LEGENDS]
(i) (a) [Global Notes Legend]:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
(b) [For Temporary Regulation S Global Note Only]:
A PURCHASER IN A SALE THAT OCCURS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S ACKNOWLEDGES THAT UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” WITHIN THE MEANING OF RULE 903 OF REGULATION S, ANY OFFER OR SALE OF THE NOTES SHALL NOT BE MADE BY IT TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON WITHIN THE MEANING OF RULE 902(K) OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.
(iii) [Form OID Legend]:
THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE:
HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE OFFICE OF THE CHIEF FINANCIAL OFFICER, WESTMORELAND COAL COMPANY, 2 NORTH CASCADE AVE., 2ND FLOOR, COLORADO SPRINGS, COLORADO 80903.

(iv) [Certificated Notes Legend]:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
(v) [Restricted Notes Legend for all Restricted Notes]:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR TRANSFER AGENT’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

EXHIBIT C
NOTE GUARANTEE
For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payment in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture (as defined below), the Security Documents or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Note Guarantee. This Note Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of February 4, 2011, among Westmoreland Coal Company, a Delaware corporation (the “Issuer”), and Westmoreland Partners, a Virginia partnership (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the Guarantors named therein and Wells Fargo Bank, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and collateral agent, as amended or supplemented (the “Indenture”).
The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.
No director, officer, employee, incorporator, stockholder, partner, member or manager of any Guarantor, as such, shall have any liability for any obligations of such Guarantors under such Guarantors’ Note Guarantee or for any claim based on, in respect of, or by reason of, such obligation or its creation.
This Note Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.
This Note Guarantee is subject to release upon the terms set forth in the Indenture.

C-1

IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.
Date:

[ ]
By:
Name:
Title:

C-2

EXHIBIT D
Regulation S Certificate
_________, ____
Wells Fargo Bank, National Association
201 Main Street
Suite 301
Fort Worth, TX 76102
Attention: Corporate Trust Administration

Re:	WESTMORELAND COAL COMPANY and
WESTMORELAND PARTNERS, as issuers of
10.75% Senior Secured
Notes due 2018 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as of
February 4, 2011 relating to the Notes
Ladies and Gentlemen:
Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.
[CHECK A OR B AS APPLICABLE.]
☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:
1.	The offer and sale of the Notes was not and will not be made to a U.S. Person or a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.	The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Distribution Compliance Period (as defined in the Indenture), or we are an officer or director of the Issuers or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

6.	We are not an affiliate of the Issuers or any Guarantor.
☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:
1.	At the time the offer and sale of the Notes was made to us, either (i) we were not a U.S. Person and we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.	The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date:

EXHIBIT E
Rule 144A Certificate
_________, ____
Wells Fargo Bank, National Association
201 Main Street
Suite 301
Fort Worth, TX 76102
Attention: Corporate Trust Administration

Re:	WESTMORELAND COAL COMPANY and
WESTMORELAND PARTNERS, as issuers of
10.75% Senior Secured
Notes due 2018 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as of
February 4, 2011 relating to the Notes
Ladies and Gentlemen:
TO BE COMPLETED BY PURCHASER IF (2) ON THE ASSIGNMENT FORM ON THE NOTE IS CHECKED.
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $ principal amount of Notes issued under the Indenture.

☐ B.	Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                      , 20          , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Issuers as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

E-1

You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title:
Address:
Date:

E-2

EXHIBIT F
Institutional Accredited Investor Certificate
Wells Fargo Bank, National Association
201 Main Street
Suite 301
Fort Worth, TX 76102
Attention: Corporate Trust Administration

Re:	WESTMORELAND COAL COMPANY and
WESTMORELAND PARTNERS, as issuers of
10.75% Senior Secured
Notes due 2018 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as of
February 4, 2011 relating to the Notes
Ladies and Gentlemen:
This Certificate relates to:
[CHECK A OR B AS APPLICABLE.]
☐ A.	Our proposed purchase of $_____ principal amount of Notes originally issued to a QIB or a Person that is not a U.S. Person under Regulation S under the Indenture.

☐ B.	Our proposed exchange of $____ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.
We hereby confirm that:
1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.	We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Notes to which this Certificate relates is at least equal to $250,000.
We agree for the benefit of the Issuers, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Issuers, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Issuers reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.
We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Issuers and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.
We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.
You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]
By:
Name:
Title: Address:
Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT G
[COMPLETE FORM I OR FORM II AS APPLICABLE.]
[FORM I]
Certificate of Beneficial Ownership
Wells Fargo Bank, National Association
201 Main Street
Suite 301
Fort Worth, TX 76102
Attention: Corporate Trust Administration

Re:	WESTMORELAND COAL COMPANY and
WESTMORELAND PARTNERS, as issuers of
10.75% Senior Secured
Notes due 2018 (the “Notes”)
Issued under the Indenture (the “Indenture”) dated as of
February 4, 2011 relating to the Notes
Ladies and Gentlemen:
We are the beneficial owner of $_____  principal amount of Notes issued under the Indenture and represented by a Temporary Regulation S Global Note (as defined in the Indenture).
We hereby certify as follows:
[CHECK A OR B AS APPLICABLE.]
☐ A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐ B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours, [NAME OF BENEFICIAL OWNER]
By:
Name:
Title: Address:
Date:

G-1

[FORM II]
Certificate of Beneficial Ownership
Ladies and Gentlemen:
This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Regulation S Global Note issued under the above-referenced Indenture, that as of the date hereof, $_____  principal amount of Notes represented by the Temporary Regulation S Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Regulation S Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Regulation S Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.
You and the Issuers are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully, [Name of DTC Participant]
By:
Name:
Title: Address:
Date:

G-2